EXECUTION VERSION Dated 30 July 2019 NATIONAL GRID GAS plc as Issuer and THE LAW DEBENTURE TRUST CORPORATION p.l.c. as Trustee arranged by HSBC BANK plc AMENDED AND RESTATED TRUST DEED relating to a Euro 10,000,000,000 Euro Medium Term Note Programme Ref: EXM/RAR/BB Linklaters LLP

Table of Contents Contents Page 1 Interpretation ......................................................................................................................... 1 2 Issue of Instruments and Covenant to Pay ........................................................................... 6 3 Form of the Instruments ........................................................................................................ 8 4 Stamp Duties and Taxes ....................................................................................................... 9 5 Application of Moneys Received by the Trustee ................................................................... 9 6 Covenants ........................................................................................................................... 10 7 Remuneration and Indemnification of the Trustee .............................................................. 13 8 Provisions Supplemental to the Trustee Acts ...................................................................... 14 9 Trustee Liable for Negligence ............................................................................................. 18 10 Waiver and Proof of Default ................................................................................................ 19 11 Trustee not Precluded from Entering into Contracts ........................................................... 19 12 Modification and Substitution .............................................................................................. 19 13 Appointment, Retirement and Removal of The Trustee ...................................................... 21 14 Instruments Held in Clearing Systems and Couponholders ............................................... 22 15 Currency Indemnity ............................................................................................................. 23 16 Enforcement ........................................................................................................................ 24 17 Communications ................................................................................................................. 24 18 Governing Law and Jurisdiction .......................................................................................... 25 A39131566 i

Schedule 1 Part A Form of CGN Temporary Global Instrument .................................................. 26 Schedule 1 Part B Form of CGN Permanent Global Instrument ................................................. 33 Schedule 1 Part C Form of NGN Temporary Global Instrument ..................................................... 42 Schedule 1 Part D Form of NGN Permanent Global Instrument .................................................... 48 Schedule 2 Part A Form of Definitive Instrument ........................................................................ 55 Schedule 2 Part B Terms and Conditions of the Instruments ...................................................... 59 Schedule 2 Part C Form of Coupon ............................................................................................ 94 Schedule 2 Part D Form of Talon ................................................................................................ 96 Schedule 3 Provisions for Meetings of Instrumentholders .............................................................. 98 A39131566 ii

This Trust Deed is made on 30 July 2019 between: (1) NATIONAL GRID GAS plc (“National Grid Gas” or the “Issuer”); and (2) THE LAW DEBENTURE TRUST CORPORATION p.l.c. (the “Trustee”, which expression, where the meaning so admits, includes any other trustee for the time being of this Trust Deed). Whereas: (A) The Issuer proposes to issue from time to time bearer debt instruments (the “Instruments”) in an aggregate nominal amount outstanding at any one time, including Instruments previously issued under the Programme, not exceeding the Programme Limit in accordance with the Dealer Agreement (the “Programme”) and to be constituted under this Trust Deed. (B) The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions. (C) For the purposes of the Programme National Grid Gas and the Trustee entered into an amended and restated trust deed dated 14 August 2015 (the “Prior Trust Deed”). This Trust Deed witnesses and it is declared as follows: 1 Interpretation 1.1 Definitions In this Trust Deed: “Agency Agreement” means the amended and restated agency agreement (as amended, supplemented and/or restated from time to time) relating to the Programme dated 30 July 2019 between the Issuer, the Trustee, The Bank of New York Mellon as Issuing and Paying Agent and the other agents mentioned in it. “Agents” has the meaning given to it in the Agency Agreement. “Calculation Agent” means any person named as such in the Conditions or any Successor Calculation Agent. “CGN” means a temporary Global Instrument in the form set out in Part A of Schedule 1 or a permanent Global Instrument in the form set out in Part B of Schedule 1. “Clearstream, Luxembourg” means Clearstream Banking S.A. “Common Safekeeper” means, in relation to a Series, the common safekeeper for Euroclear and Clearstream, Luxembourg appointed in respect of such Instruments. “Conditions” means in respect of the Instruments of each Series the terms and conditions applicable to them which shall be substantially in the form set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) as modified, with respect to any Instruments represented by a Global Instrument, by the provisions of such Global Instrument, and shall incorporate any additional provisions forming part of such terms and conditions set out in Part A of the Final Terms relating to the Instruments of that Series and shall be endorsed on the Definitive Instruments subject to amendment and completion as referred to in the A39131566 1 first paragraph of Part A of Schedule 2 (Form of Definitive Instrument) and any reference to a particularly numbered Condition shall be construed accordingly. “Contractual Currency” means, in relation to any payment obligation of any Instrument, the currency in which that payment obligation is expressed and, in relation to Clause 7 (Remuneration and Indemnification of the Trustee), pounds sterling or such other currency as may be agreed between the Issuer and the Trustee from time to time. “Coupons” means the coupons relating to interest bearing Instruments or, as the context may require, a specific number of them and includes any replacement Coupons issued pursuant to the Conditions. “Dealer Agreement” means the amended and restated dealer agreement (as amended, supplemented and/or restated from time to time) relating to the Programme dated 30 July 2019 between the Issuer, the Arranger, and the dealers named in it. “Definitive Instrument” means an Instrument in definitive form having, where appropriate, Coupons and/or a Talon attached on issue and, unless the context requires otherwise, includes any replacement Instrument issued pursuant to the Conditions. “Euroclear” means Euroclear Bank SA/NV. “Event of Default” means an event described in Condition 9 and that, if so required by that Condition, has been certified by the Trustee to be, in its opinion, materially prejudicial to the interests of the Instrumentholders. “Extraordinary Resolution” has the meaning set out in Schedule 3 (Provisions for Meetings of Instrumentholders). “Final Terms” means, in relation to a Tranche, the final terms document substantially in the form set out in the Prospectus which will be completed at or around the time of the agreement to issue each Tranche of Instruments and which will constitute final terms for the purposes of the Prospectus Regulation. For the avoidance of doubt, in the case of Instruments issued under the Programme which are not admitted to trading on the London Stock Exchange’s regulated market, all references to the Final Terms shall be construed as references to the pricing supplement substantially in the form set forth in the Prospectus. “Global Instrument” means a temporary Global Instrument and/or, as the context may require, a permanent Global Instrument, a CGN or a NGN, as the context may require. “holder” in relation to an Instrument Coupon or Talon, and “Couponholder” and “Instrumentholder” have the meanings given to them in the Conditions. “Instruments” means the bearer debt instruments to be issued by the Issuer pursuant to the Dealer Agreement, constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them. “Issuing and Paying Agent” means the person named as such in the Conditions or any Successor Issuing and Paying Agent in each case at its specified office. “month” means a calendar month. “NGN” means a temporary Global Instrument in the form set out in Part C of Schedule 1 or a permanent Global Instrument in the form set out in Part D of Schedule 1. “outstanding” means, in relation to the Instruments, all the Instruments issued except (a) those that have been redeemed in accordance with the Conditions, (b) those in respect of A39131566 2 which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Instruments to the date for such redemption and any interest payable after such date) have been duly paid to the Trustee or to the Issuing and Paying Agent as provided in Clause 2 (Issue of Instruments and Covenant to Pay) and remain available for payment against presentation and surrender of Instruments and/or Coupons, as the case may be, (c) those which have become void or in respect of which claims have become prescribed, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those mutilated or defaced Instruments which have been surrendered in exchange for replacement Instruments, (f) (for the purpose only of determining how many Instruments are outstanding and without prejudice to their status for any other purpose) those Instruments alleged to have been lost, stolen or destroyed and in respect of which replacement Instruments have been issued, and (g) any temporary Global Instrument to the extent that it shall have been exchanged for a permanent Global Instrument and any Global Instrument to the extent that it shall have been exchanged for one or more Definitive Instruments, in either case pursuant to its provisions provided that for the purposes of (i) ascertaining the right to attend any meeting of the Instrumentholders and vote at any meeting of the Instrumentholders or to participate in any Written Resolution or Electronic Consent, (ii) the determination of how many Instruments are outstanding for the purposes of Conditions 9 and 11 and Schedule 3 (Provisions for Meetings of Instrumentholders), (iii) the exercise of any discretion, power or authority that the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Instrumentholders and (iv) the certification (where relevant) by the Trustee as to whether a Potential Event of Default is in its opinion materially prejudicial to the interests of the Instrumentholders, those Instruments which are beneficially held by or on behalf of the Issuer or any of its subsidiary undertakings and not cancelled shall (unless no longer so held) be deemed not to remain outstanding. Save for the purposes of the proviso herein, in the case of each NGN, the Trustee shall rely on the records of Euroclear and Clearstream, Luxembourg in relation to any determination of the nominal amount outstanding of each NGN. “Paying Agents” means the persons (including the Issuing and Paying Agent) referred to as such in the Conditions or any Successor Paying Agents in each case at their respective specified offices. “permanent Global Instrument” means a Global Instrument representing Instruments of one or more Tranches of the same Series, either on issue or upon exchange of a temporary Global Instrument, or part of it, and which shall be substantially in the form set out in Part B or Part D of Schedule 1, as the case may be (Form of Permanent Global Instrument). “Potential Event of Default” means an event or circumstance that could with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 9 become an Event of Default. “Programme Limit” means the maximum aggregate nominal amount of Instruments which may be issued and outstanding at any time under the Programme, as such limit may be increased pursuant to the Dealer Agreement. “Procedures Memorandum” means administrative procedures and guidelines in respect of non-syndicated issues relating to the terms of Instruments which may be issued and the settlement of issues of Instruments as shall be agreed from time to time by the Issuer, the Trustee, the Dealers (as defined in the Dealer Agreement) and the Issuing and Paying A39131566 3

Agent and which are set out in Schedule 4 (Procedures Memorandum) of the Agency Agreement. "Prospectus" means the prospectus prepared in connection with the Programme and constituting a base prospectus in respect of the Issuer for the purposes of the Prospectus Regulation, as revised, supplemented or amended from time to time by the Issuer including any documents which are from time to time incorporated in the Prospectus by reference except that in relation to each Tranche of Instruments only the applicable Final Terms shall be deemed to be included in the Prospectus. “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended. “Redemption Amount” means the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, all as defined in the Conditions. “Series” means a series of Instruments comprising one or more Tranches, whether or not issued on the same date, that (except in respect of the first payment of interest and their issue price) have identical terms on issue and are expressed to have the same series number. “specified office” means, in relation to a Paying Agent, the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to Instrumentholders pursuant to Clause 6.6 (Notices to Instrumentholders). “Successor” means, in relation to an Agent such other or further person as may from time to time be appointed by the Issuer as such Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Instrumentholders pursuant to Clause 6.6 (Notices to Instrumentholders). “Successor in Business” means (a) an entity which acquires all or substantially all of the undertaking and/or assets of the Issuer or of a Successor in Business of the Issuer; or (b) any entity into which any of the previously referred to entity is amalgamated, merged or reconstructed and is itself not the continuing company. “Talons” mean talons for further Coupons or, as the context may require, a specific number of them and includes any replacement Talons issued pursuant to the Conditions. “TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor thereto. “temporary Global Instrument” means a Global Instrument representing Instruments of one or more Tranches of the same Series on issue and which shall be substantially in the form set out in Part A or Part C of Schedule 1, as the case may be (Form of Temporary Global Instrument). “Tranche” means, in relation to a Series, those Instruments of that Series which are issued on the same date at the same issue price and in respect of which the first payment of interest is identical. “trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees. “Trustee Acts” means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales. A39131566 4

1.2 Construction of Certain References Unless the context otherwise requires all references in this Trust Deed to: 1.2.1 the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interests in the Instruments; 1.2.2 costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect of them; 1.2.3 an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate to it; 1.2.4 the Trustee’s approval or consent shall, unless expressed otherwise, be subject to the requirement that any such approval or consent shall not be unreasonably withheld or delayed, such reasonableness to be determined by reference to acting in the interests of Instrumentholders as a whole; and 1.2.5 the appointment or employment of or delegation to any person by the Trustee shall be deemed to include a reference to, if in the opinion of the Trustee it is reasonably practicable, the prior notification of and consultation with the Issuer and, in any event, the notification forthwith of such appointment, employment or delegation, as the case may be. 1.3 Headings Headings shall be ignored in construing this Trust Deed. 1.4 Contracts References in this Trust Deed to this Trust Deed or any other document are to this Trust Deed or those documents as amended, supplemented or replaced from time to time in relation to the Programme and include any document that amends, supplements or replaces them. 1.5 Schedules The Schedules are part of this Trust Deed and have effect accordingly. 1.6 Alternative Clearing System References in this Trust Deed to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the Issuer, the Trustee and the Issuing and Paying Agent. In the case of NGNs, such alternative clearing system must also be authorised to hold Instruments as eligible collateral for Eurosystem monetary policy and intra-day credit operations. A39131566 5

1.7 Other terms Other terms defined in the Dealer Agreement or the Conditions have the same meaning in this Trust Deed. 1.8 Contracts (Rights of Third Parties) Act 1999 A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed. 1.9 Amendment and Restatement The Prior Trust Deed shall be amended and restated on the terms of this Trust Deed, such amendment and restatement to take effect from the date of this Trust Deed. Any Instruments issued on or after the date of this Trust Deed shall be constituted by, and issued pursuant to, this Trust Deed. This does not affect any Instruments issued prior to the date of this Trust Deed or any other Instrument issued on or after the date of this Trust Deed to be consolidated and form a single series with the Instruments of any series issued prior to the date of this Trust Deed. Subject to such amendment and restatement, the Prior Trust Deed shall continue in full force and effect. 2 Issue of Instruments and Covenant to Pay 2.1 Issue of Instruments The Issuer may from time to time issue Instruments in Tranches of one or more Series on a continuous basis with no minimum issue size in accordance with the Dealer Agreement. Before issuing any Tranche and not later than 3.00 p.m. (London time) on the second business day in London which for this purpose shall be a day on which commercial banks are open for general business in London preceding each proposed issue date, the Issuer shall give written notice or procure that it is given to the Trustee of the proposed issue of such Tranche, specifying the details to be included in the relevant Final Terms. Upon the issue by the Issuer of any Instruments expressed to be constituted by this Trust Deed, such Instruments shall forthwith be constituted by this Trust Deed without any further formality and irrespective of whether or not the issue of such debt securities contravenes any covenant or other restriction in this Trust Deed or the Programme Limit. 2.2 Separate Series The provisions of Clauses 2.3 (Covenant to Pay), 2.4 (Discharge), 2.5 (Payment after a Default) and 2.6 (Rate of Interest after a Default) and of Clauses 3 (Form of the Instruments) to 15 (Currency Indemnity) and Schedule 3 (Provisions for Meetings of Instrumentholders) (all inclusive) shall apply mutatis mutandis separately and independently to the Instruments of each Series and in such Clauses and Schedule the expressions “Instrumentholders”, “Coupons”, “Couponholders” and “Talons”, together with all other terms that relate to Instruments or their Conditions, shall be construed as referring to those of the particular Series in question and not of all Series unless expressly so provided, so that each Series shall be constituted by a separate trust pursuant to Clause 2.3 (Covenant to Pay) and that, unless expressly provided, events affecting one Series shall not affect any other. A39131566 6

2.3 Covenant to Pay The Issuer shall on any date when any Instruments become due to be redeemed, in whole or in part, unconditionally pay to or to the order of the Trustee in the Contractual Currency, in the case of any Contractual Currency other than euro, in the principal financial centre for the Contractual Currency and, in the case of euro, in a city in which banks have access to the TARGET System, in same day funds the Redemption Amount of the Instruments becoming due for redemption on that date together with any applicable premium and shall (subject to the Conditions and other than in respect of the Zero Coupon Instruments) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest in respect of the nominal amount of the Instruments outstanding as set out in the Conditions (subject to Clause 2.6 (Rate of Interest after a Default)) provided that (a) subject to the provisions of Clause 2.5 (Payment after a Default), payment of any sum due in respect of the Instruments made to the Issuing and Paying Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Instrumentholders or Couponholders under the Conditions and (b) a payment made after the due date or as a result of the Instrument becoming repayable following an Event of Default shall be deemed to have been made when the full amount due has been received by the Issuing and Paying Agent or the Trustee and notice to that effect has been given to the Instrumentholders (if required under Clause 6.8 (Notice of Late Payment)), except to the extent that there is failure in its subsequent payment to the relevant Instrumentholders or Couponholders under the Conditions. This covenant shall only have effect each time Instruments are issued and outstanding, when the Trustee shall hold the benefit of this covenant on trust for the Instrumentholders and Couponholders of the relevant Series. 2.4 Discharge Subject to Clause 2.5 (Payment after a Default), any payment to be made in respect of the Instruments or the Coupons by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made shall (subject to Clause 2.5 (Payment after a Default)) to that extent be a good discharge to the Issuer or the Trustee, as the case may be (including, in the case of Instruments represented by a NGN, whether or not the corresponding entries have been made in the records of Euroclear and Clearstream, Luxembourg), except to the extent that there is failure in its subsequent payment to the relevant Instrumentholders or Couponholders under the Conditions. 2.5 Payment after a Default At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may: 2.5.1 by notice in writing to the Issuer and the Paying Agents, require the Paying Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law: (i) to act as Paying Agents of the Trustee under this Trust Deed and the Instruments on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Paying Agents shall be limited to the amounts for the time being held by the Trustee in respect of the Instruments on the terms of this Trust Deed) and thereafter to hold all Instruments, Coupons and Talons and all moneys, documents and records A39131566 7 held by them in respect of Instruments, Coupons and Talons to the order of the Trustee; or (ii) to deliver all Instruments, Coupons and Talons and all moneys, documents and records held by them in respect of the Instruments, Coupons and Talons to the Trustee or as the Trustee directs in such notice and, 2.5.2 by notice in writing to the Issuer, require the Issuer to make all subsequent payments in respect of the Instruments, Coupons and Talons to or to the order of the Trustee and not to the Issuing and Paying Agent and with effect from the receipt of any such notice by the Issuer, until such notice is withdrawn, the first proviso to Clause 2.3 (Covenant to Pay) shall cease to have effect. 2.6 Rate of Interest after a Default If the Instruments bear interest at a floating or other variable rate and they become immediately payable under the Conditions following an Event of Default, the rate of interest payable in respect of them shall continue to be calculated by the Calculation Agent in accordance with the Conditions (with consequential amendments as necessary) except that the rates of interest need not be notified to Instrumentholders. The first period in respect of which interest shall be so calculable shall commence on the expiry of the Interest Period during which the Instruments become so repayable. 3 Form of the Instruments 3.1 The Global Instruments The Instruments shall initially be represented by a temporary Global Instrument or a permanent Global Instrument in the nominal amount of the Tranche being issued. Interests in temporary Global Instruments shall be exchangeable for Definitive Instruments or interests in permanent Global Instruments as set out in each temporary Global Instrument. Interests in permanent Global Instruments shall be exchangeable for Definitive Instruments as set out in each permanent Global Instrument. 3.2 The Definitive Instruments The Definitive Instruments, Coupons and Talons shall be security printed in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 2. The Instruments shall be endorsed with the Conditions. 3.3 Signature The Instruments, Coupons and Talons shall be signed manually or in facsimile by an authorised signatory of the Issuer and the Instruments shall be authenticated by or on behalf of the Issuing and Paying Agent. The Issuer may use the facsimile signature of any person who at the date of this Trust Deed is such an authorised signatory even if at the time of issue of any Instruments, Coupons or Talons he no longer holds that office. In the case of a Global Instrument which is a NGN, the Issuing and Paying Agent shall also instruct the Common Safekeeper to effectuate the same. Instruments, Coupons and Talons so executed and authenticated (and effectuated, if applicable) shall be binding and valid obligations of the Issuer. Execution in facsimile of any Instruments and any photostatic A39131566 8 copying or other duplication of any Global Instruments (in unauthenticated form, but executed manually on behalf of the Issuer as stated above) shall be binding upon the Issuer in the same manner as if such Instruments were signed manually by such signatories. 3.4 Title The holder of any Instrument, Coupon or Talon shall (save as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it or its theft or loss) and no person will be liable for so treating the holder. 4 Stamp Duties and Taxes 4.1 Stamp Duties The Issuer shall pay any stamp, issue, documentary or other taxes and duties payable in the United Kingdom in respect of the creation, issue and offering of the Instruments, Coupons and Talons by it and the execution or delivery by it of this Trust Deed. The Issuer shall also indemnify the Trustee, the Instrumentholders and the Couponholders from and against all stamp, issue, documentary or other taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be (where entitled to do so), the Instrumentholders or the Couponholders to enforce the Issuer’s obligations under this Trust Deed or the Instruments, Coupons or Talons. 4.2 Change of Taxing Jurisdiction If the Issuer becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to the United Kingdom or any such authority of or in such territory then the Issuer shall (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 7 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the United Kingdom of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject. In such event this Trust Deed and the Instruments, Coupons and Talons shall be read accordingly. 5 Application of Moneys Received by the Trustee 5.1 Declaration of Trust All moneys received by the Trustee in respect of the Instruments or amounts payable under this Trust Deed shall, despite any appropriation of all or part of them by the Issuer, be held by the Trustee on trust to apply them (subject to Clause 5.2 (Accumulation)): 5.1.1 first, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration payable to it) in carrying out its functions under this Trust Deed; A39131566 9

5.1.2 secondly, in payment of any amounts owing in respect of the Instruments or Coupons pari passu and rateably; and 5.1.3 thirdly, in payment of any balance to the Issuer for itself. If the Trustee holds any moneys which represent principal, premium or interest in respect of Instruments or Coupons which have become void in accordance with the Conditions, the Trustee shall hold them on these trusts. 5.2 Accumulation If the amount of the moneys at any time available for payment in respect of the Instruments under Clause 5.1 (Declaration of Trust) is less than 10 per cent. of the nominal amount of the Instruments then outstanding, the Trustee may, at its discretion, invest such moneys as provided in Clause 5.3 (Investment). The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the nominal amount of the Instruments then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied as specified in Clause 5.1 (Declaration of Trust). 5.3 Investment Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere, whether or not they produce income, or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, parent or associated undertaking of the Trustee, it need only account for an amount of interest equal to the largest amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and shall not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise. 6 Covenants So long as any Instrument is outstanding, the Issuer shall: 6.1 Books of Account Keep, and procure that each of its subsidiary undertakings keeps, proper books of account and, at any time after an Event of Default has occurred or if the Trustee reasonably believes that such an event has occurred, so far as permitted by applicable law, allow, and procure that each such subsidiary undertaking shall allow, the Trustee and anyone appointed by it to whom the Issuer and/or the relevant subsidiary undertaking has no reasonable objection, access to its books of account at all reasonable times during normal business hours. A39131566 10

6.2 Notice of Events of Default Notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Potential Event of Default. 6.3 Information So far as permitted by applicable law, give the Trustee such information as it reasonably requires to perform its functions. 6.4 Financial Statements etc Send to the Trustee at the time of their issue and in the case of annual financial statements in any event within 180 days of the end of each financial year three copies in English of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or that legally or contractually should be issued, to the members or creditors (or any class of them) of the Issuer or any parent undertaking of it generally in their capacity as such. 6.5 Certificate of Directors Send to the Trustee, within 14 days of its annual audited financial statements being made available to its members, and also within 21 days of any request by the Trustee a certificate of the Issuer signed by a Director or the Company Secretary that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer as at a date (the “Certification Date”) not more than five days before the date of the certificate no Event of Default or Potential Event of Default had occurred (and in the case of a Potential Event of Default was continuing) since the Certification Date of the last such certificate or (if none) the date of this Trust Deed or, if such an event had occurred (and in the case of a Potential Event of Default was continuing), giving details of it and certifying that it has complied with its obligations under this Trust Deed or, to the extent that it has failed so to comply, stating such. 6.6 Notices to Instrumentholders Obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the Instrumentholders in accordance with Condition 14 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 any such notice which is a communication within the meaning of that section). 6.7 Further Acts So far as permitted by applicable law, do such further things as may be necessary in the reasonable opinion of the Trustee to give effect to this Trust Deed. 6.8 Notice of Late Payment Forthwith upon request by the Trustee (if the Trustee determines such notice is necessary) give notice to the Instrumentholders of any unconditional payment to the Issuing and Paying Agent or the Trustee of any sum due in respect of the Instruments or Coupons made after the due date for such payment. A39131566 11

6.9 Listing If the Instruments are so listed, use all reasonable endeavours to maintain the listing of the Instruments but, if it is unable to do so, having used such endeavours, or if the maintenance of such listing is agreed by the Trustee to be unduly onerous and the Trustee is satisfied that the interests of the Instrumentholders would not by such action be materially prejudiced, instead use all reasonable endeavours to obtain and maintain a listing of the Instruments on another stock exchange approved in writing by the Trustee and subject to the requirements of the Dealer Agreement. 6.10 Change in Agents Give at least 14 days’ prior notice to the Instrumentholders in accordance with the Conditions of any future appointment, resignation or removal of an Agent or of any change by an Agent of its specified office. 6.11 Provision of Legal Opinions Procure the delivery of legal opinions addressed to the Trustee dated the date of such delivery, in form and content acceptable to the Trustee: 6.11.1 from Allen & Overy LLP (or such other firm of legal advisers as may be agreed between the Issuer and the Trustee) as to the laws of England before the first issue of Instruments occurring after each anniversary of this Trust Deed or, if later, 12 months after the date of delivery of the latest such legal opinion and on the date of any amendment to this Trust Deed; 6.11.2 unless the Issuer has notified the Dealers and the Trustee in writing that it does not intend to issue Instruments under the Programme for the time being, from legal advisers, reasonably acceptable to the Trustee as to such law as may reasonably be requested by the Trustee and in such form and with such content as the Trustee may require, on such occasions as the Trustee so requests on the basis that the Trustee considers it prudent in view of a change (or proposed change) in (or in the interpretation or application of) any applicable law, regulation or circumstance materially affecting the Issuer, the Trustee, the Instruments, the Certificates, the Coupons, the Talons, this Trust Deed or the Agency Agreement; and 6.11.3 on each occasion on which a legal opinion is given to any Dealer pursuant to the Dealer Agreement from the legal adviser giving such opinion. 6.12 Instruments Held by the Issuer Send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer signed by any Director or the Company Secretary stating the number of Instruments held at the date of such certificate by or on behalf of the Issuer or its subsidiary undertakings. 6.13 Obligations of Agents Comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Agents comply with and perform all their respective obligations thereunder and not make any amendment or modification to the Agency Agreement without the prior written approval of the Trustee. A39131566 12

6.14 Copies of Dealer Agreement Provide the Trustee promptly with copies of all supplements and/or amendments to, and/or restatements of, the Dealer Agreement. 7 Remuneration and Indemnification of the Trustee 7.1 Normal Remuneration So long as any Instrument is outstanding the Issuer shall pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration shall accrue from day to day from the date of this Trust Deed. However, if any payment to an Instrumentholder or Couponholder of moneys due in respect of any Instrument or Coupon is improperly withheld or refused, such remuneration shall again accrue as from the date of such withholding or refusal until payment to such Instrumentholder or Couponholder is duly made. 7.2 Extra Remuneration If (i) an Event of Default, Potential Event of Default or Benchmark Event shall have occurred or (ii) in any other case, the Trustee finds it expedient or necessary or is requested by the Issuer to undertake duties that the Trustee and the Issuer both agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Issuer shall pay such additional remuneration as shall be agreed between them (and which may be calculated by reference to the Trustee's normal hourly rates in force from time to time). In the event of the Trustee and the Issuer failing to agree as to any of the matters in this Clause 7 (or as to such sums referred to in Clause 7.1 (Normal Remuneration)), such matters shall be determined by a financial institution (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such investment bank’s fee shall be shared equally between the Trustee and the Issuer. The determination of such investment bank shall be conclusive and binding on the Issuer, the Trustee, the Instrumentholders and the Couponholders. 7.3 Expenses The Issuer, in respect of Instruments issued by it, shall also on demand by the Trustee pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any United Kingdom stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings reasonably brought or contemplated by the Trustee against the Issuer to enforce any provision of this Trust Deed, the Instruments, the Coupons or the Talons and in addition shall pay to the Trustee (if required) an amount equal to the amount of any value added tax or similar tax chargeable in respect of the Trustee’s remuneration under this Trust Deed. Such costs, charges, liabilities and expenses shall: A39131566 13

7.3.1 in the case of payments made by the Trustee before such demand, carry interest from the date specified in the demand at the rate of the Trustee’s cost of funding on the date on which the Trustee made such payments; and 7.3.2 in other cases, carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date provided that in such event no such interest shall accrue unless payment is actually made on such earlier date. 7.4 Notice of Costs The Trustee shall wherever practicable give prior notice to the Issuer of any costs, charges and expenses properly to be incurred and of payments to be made by the Trustee in the lawful exercise of its powers under this Trust Deed so as to afford the Issuer a reasonable opportunity to meet such costs, charges and expenses itself or to put the Trustee in funds to make payment of such costs, charges and expenses. However, failure of the Trustee to give any such prior notice shall not prejudice its rights to reimbursement of such costs, charges and expenses under this Clause 7. 7.5 Indemnity The Issuer shall indemnify the Trustee in respect of all liabilities and expenses properly incurred by it or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or that may be made against any of them arising out of or in relation to or in connection with, its appointment or the exercise of its functions. 7.6 Continuing Effect Clauses 7.3 (Expenses) and 7.5 (Indemnity) shall continue in full force and effect as regards the Trustee even if it no longer is Trustee. 7.7 Determination of Series The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Instruments any costs, charge, liabilities and expenses incurred under this Trust Deed have been incurred or to allocate any such costs, charges, liabilities and expenses between the Instruments of any two or more Series. 8 Provisions Supplemental to the Trustee Acts 8.1 Advice The Trustee may act on the opinion or advice of, or information obtained from, any expert and shall not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, email or fax and the Trustee shall not be liable to anyone for acting in good faith on any opinion, advice or A39131566 14 information purporting to be conveyed by such means even if it contains some error or is not authentic. 8.2 Trustee to Assume Performance The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default, Potential Event of Default or Benchmark Event has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer is performing all of its obligations under this Trust Deed, the Instruments, the Coupons and the Talons provided that the Trustee shall not be treated for any purposes as having any notice or knowledge which has been obtained by it or any officer or employee of it in some capacity other than as Trustee under this Trust Deed or in a private or confidential capacity such that it would not be proper to disclose to third parties. 8.3 Resolutions of Instrumentholders The Trustee shall not be responsible for having acted in good faith on a resolution purporting: (i) to have been passed at a meeting of Instrumentholders in respect of which minutes have been made and signed, or (ii) to be a written resolution or by way of electronic consent made in accordance with paragraph 31 of Schedule 3 even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Instrumentholders or Couponholders. 8.4 Certificate Signed by a Director, etc. If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any Director or the Company Secretary of the Issuer as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and shall not be responsible for any loss occasioned by acting on such a certificate. 8.5 Deposit of Documents The Trustee may deposit this Trust Deed and any other documents with any bank or entity whose business includes the safe custody of documents or with any lawyer or firm of lawyers believed by it to be of good repute and may pay all sums due in respect of them. 8.6 Discretion The Trustee shall have absolute and uncontrolled discretion as to the exercise of its functions and shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise. 8.7 Agents Whenever it considers it expedient in the interests of the Instrumentholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or A39131566 15 conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money). The Trustee shall not be responsible to anyone for any misconduct or omission by any such agent so employed by it or be bound to supervise the proceedings or acts of any such agent. 8.8 Delegation Whenever it considers it expedient in the interests of the Instrumentholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions. If the Trustee exercises reasonable care in selecting such delegate, it shall not have any obligation to supervise such delegate or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default by any such delegate or sub-delegate. 8.9 Nominees In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms. 8.10 Forged Instruments The Trustee shall not be liable to the Issuer or any Instrumentholder or Couponholder by reason of having accepted as valid or not having rejected any Instrument, Certificate, Coupon or Talon purporting to be such and later found to be forged or not authentic. 8.11 Confidentiality Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Instrumentholder or Couponholder any confidential financial or other information made available to the Trustee by the Issuer. 8.12 Determinations Conclusive As between itself and the Instrumentholders and Couponholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Instrumentholders and the Couponholders. 8.13 Currency Conversion Where it is necessary or desirable to convert any sum from one currency to another, it shall (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified shall be binding on the Issuer, the Instrumentholders and the Couponholders. A39131566 16

8.14 Payment for and Delivery of Instruments The Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Instruments, any exchange of Instruments or the delivery of Instruments to the persons entitled to them. 8.15 Trustee’s consent Any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms as the Trustee thinks fit. In giving such consent the Trustee may require the Issuer to agree to such modifications or additions to this Trust Deed as the Trustee may deem expedient in the interest of the Instrumentholders. 8.16 Instruments Held by the Issuer In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 6.12 (Instruments Held by the Issuer)) that no Instruments are for the time being held by or on behalf of the Issuer, or its subsidiary undertakings. 8.17 Legal Opinions The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Instruments or for checking or commenting upon the content of any such legal opinion. 8.18 Programme Limit The Trustee shall not be concerned, and need not enquire, as to whether or not any Instruments are issued in breach of the Programme Limit. 8.19 Events of Default The Trustee may determine whether or not an Event of Default is in its opinion capable of remedy or (in relation to Condition 9) materially prejudicial to the interests of Instrumentholders. Any such determination shall be conclusive and binding on the Issuer, the Instrumentholders and the Couponholders. 8.20 Illegality No provision of this Trust Deed or the Conditions shall require the Trustee to do anything which may in its opinion be illegal or contrary to applicable law or regulation. 8.21 Banker, Lawyer, Broker or other Professional acting as Trustee Any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with the Trust Deed, including matters A39131566 17 which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person. 8.22 No Obligation to Risk Own Funds or Incur Financial Liability Nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not assured to it. 8.23 Evaluation of Risk When determining whether an indemnity or any security is satisfactory to it, the Trustee shall be entitled to evaluate its risk in given circumstances by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere and the risk however remote, of any award of damages against it in England or elsewhere. 8.24 Quality of Indemnity or Security The Trustee shall be entitled to require that any indemnity or security given to it by the Instrumentholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security. 9 Trustee Liable for Negligence 9.1 Disapplication Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act. 9.2 Trustee Liability Subject to Sections 750 and 751 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Instruments or the Paying Agency Agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Instruments or the Agency Agreement save in relation to its own gross negligence, wilful default or fraud. A39131566 18

10 Waiver and Proof of Default 10.1 Waiver The Trustee may, without the consent of the Instrumentholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Instrumentholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Issuer of this Trust Deed or the Conditions or determine that an Event of Default or Potential Event of Default shall not be treated as such provided that the Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 9. No such direction or request shall affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination shall be binding on the Instrumentholders and the Couponholders and, if the Trustee so requires, shall be notified to the Instrumentholders as soon as practicable. 10.2 Proof of Default Proof that the Issuer has failed to pay a sum due to the holder of any one Instrument or Coupon shall (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Instruments or Coupons which are then payable. 11 Trustee not Precluded from Entering into Contracts The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Instrument, Coupon, Talon or other security (or any interest therein) of the Issuer may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit. 12 Modification and Substitution 12.1 Modification The Trustee may agree without the consent of the Instrumentholders or Couponholders to any modification to this Trust Deed of a formal, minor or technical nature or to correct a manifest error. The Trustee may also so agree to any modification to this Trust Deed which is in its opinion not materially prejudicial to the interests of the Instrumentholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 2 of Schedule 3 (Provisions for Meetings of Instrumentholders). In addition, the Trustee shall be obliged to concur with the Issuer in using its reasonable endeavours to effect any Benchmark Amendments in the circumstances and as otherwise set out in Condition 3.10 without the consent or approval of the Instumentholders or Couponholders, provided that the Trustee shall not be obliged so to concur if in the opinion of the Trustee doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the rights and/or the protective provisions afforded to it in the Conditions and/or any documents to which it is a party (including, for the avoidance of doubt, any supplemental trust deed) in any way. Any such A39131566 19 modification, authorisation or waiver shall be binding on the relevant Instrumentholders and Couponholders and if the Trustee so requires, such modification shall be notified to the relevant Instrumentholders as soon as practicable. 12.2 Substitution 12.2.1 The Trustee may, without the consent of the Instrumentholders or Couponholders, agree to the substitution of National Grid Gas’s Successor in Business or any subsidiary of National Grid Gas (the “Substituted Obligor”) in place of National Grid Gas, as the case may be (or of any previous substitute under this Clause 12) as the principal debtor under this Trust Deed, the Instruments, the Coupons and the Talons, provided that: (i) a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed, the Instruments, the Coupons and the Talons (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed, the Instruments, the Coupons and the Talons as the principal debtor in place of the Issuer; (ii) if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the “Issuer’s Territory”), the Substituted Obligor shall (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 7 with the substitution for the references in that Condition to the Issuer’s Territory of references to the Substituted Territory whereupon the Trust Deed, the Instruments, the Coupons and the Talons shall be read accordingly; (iii) if any two Directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Issuer; (iv) the Issuer and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Instrumentholders; (v) the Trustee is satisfied that (i) the Substituted Obligor has obtained all necessary governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the Instruments in place of the Issuer (or a previous substitute), (ii) all necessary governmental and regulatory approvals and consents necessary for or in connection with the assumption by the Substituted Obligor of its obligations under the Instruments and the Coupons and (iii) such approvals and consents are at the time of substitution in full force and effect; and (vi) a guarantee is provided in respect of the Instruments, the Coupons and the Talons by the Issuer (or the Successor in Business) unless the Substituted Obligor is the Successor in Business. A39131566 20

12.2.2 Release of Substituted Issuer: An agreement by the Trustee pursuant to this Clause 12.2 (Substitution) shall, if so expressed, release the Issuer (or a previous substitute) from any or all of its obligations under this Trust Deed, the Instruments, the Coupons and the Talons. Notice of the substitution shall be given to the Instrumentholders within 14 days of the execution of such documents and compliance with such requirements. 12.2.3 Completion of Substitution: On completion of the formalities set out in this Clause 12.2 (Substitution), the Substituted Obligor shall be deemed to be named in this Trust Deed, the Instruments, the Coupons and the Talons as the principal debtor in place of the Issuer (or of any previous substitute) and this Trust Deed, the Instruments, the Coupons and the Talons shall be deemed to be amended as necessary to give effect to the substitution. 13 Appointment, Retirement and Removal of The Trustee 13.1 Appointment The Issuer has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation shall at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee shall be notified by the Issuer to the Instrumentholders in accordance with Condition 14 as soon as practicable. 13.2 Retirement and Removal Any Trustee may retire at any time on giving at least three months’ written notice to the Issuer without giving any reason or being responsible for any costs occasioned by such retirement and the Instrumentholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation shall not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, it shall use all reasonable endeavours to procure that another trust corporation is appointed as Trustee. 13.3 Co-Trustees The Trustee may, despite Clause 13.1 (Appointment), by written notice to the Issuer appoint anyone to act either as a separate Trustee in respect of any Issue or as an additional Trustee jointly with the Trustee: 13.3.1 if the Trustee considers the appointment to be in the interests of the Instrumentholders and/or the Couponholders; 13.3.2 to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or 13.3.3 to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction. Subject to the provisions of this Trust Deed the Trustee may, in the instrument of appointment, confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer and that person remove that person. At the Trustee’s A39131566 21 request, the Issuer shall forthwith do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so. Before appointing such person to act as separate Trustee or additional Trustee the Trustee shall (unless it is not, in the opinion of the Trustee, reasonably practicable to do so) give notice to the Issuer of its intention to make such appointment (and the reason for that) and shall give due consideration to representations made by the Issuer concerning such appointment. Where, as a result of this provision, not all the Instruments have the same Trustee, the provisions of this Trust Deed shall apply in respect of each such Trustee as if each were named as a party to this Trust Deed. 13.4 Competence of a Majority of Trustees If there are more than two Trustees the majority of them shall be competent to perform the Trustee’s functions provided the majority includes a trust corporation. 14 Instruments Held in Clearing Systems and Couponholders 14.1 Instruments Held in Clearing Systems So long as any Global Instrument is held on behalf of a clearing system, in considering the interests of Instrumentholders, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Global Instrument and may consider such interests on the basis that such accountholders or participants were the holder(s) of such Global Instrument. 14.2 Reliance on Instruments Held in Clearing Systems The Trustee and the Issuer may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof any certificate, letter of confirmation or other document issued on behalf of Euroclear or Clearstream, Luxembourg or any form of record made by any of them or such other evidence and/or information and/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Instruments represented by a Global Instrument and if the Trustee or the Issuer does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned for all purposes. Any such certificate may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Creation Online system) in accordance with its usual procedures and in which the holder of a particular nominal amount of Instruments is clearly identified together with the amount of such holding. Neither the Issuer nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic. A39131566 22

14.3 Couponholders No notices need be given to Couponholders. They shall be deemed to have notice of the contents of any notice given to Instrumentholders. Even if it has express notice to the contrary, in exercising any of its functions by reference to the interests of the Instrumentholders, the Trustee shall assume that the holder of each Instrument is the holder of all Coupons and Talons relating to it. 15 Currency Indemnity 15.1 Currency of Account and Payment The Contractual Currency is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed, the Instruments and the Coupons, including damages. 15.2 Extent of Discharge An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Instrumentholder or Couponholder in respect of any sum expressed to be due to it from the Issuer, shall only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). 15.3 Indemnity If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Instruments or the Coupons, the Issuer shall indemnify it against any loss sustained by it as a result. In any event, the Issuer shall indemnify the recipient against the cost of making any such purchase. 15.4 Indemnity Separate The indemnities in this Clause 15 and in Clause 7.5 (Indemnity) constitute separate and independent obligations from the other obligations in this Trust Deed, shall give rise to a separate and independent course of action, shall apply irrespective of any indulgence granted by the Trustee and/or any Instrumentholder or Couponholder and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Instruments and/or the Coupons or any other judgment or order. A39131566 23

16 Enforcement 16.1 Trustee to enforce Only the Trustee may enforce the rights of the Instrumentholders and Couponholders against the Issuer, whether the same arise under the general law, this Trust Deed, the Instruments, the Coupons or otherwise, and no Instrumentholder or Couponholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound to proceed, fails to do so within a reasonable time and such failure is continuing. 16.2 Trustee’s Indemnity The Trustee shall not be bound to take any steps to enforce the performance of any provisions of this Trust Deed, the Instruments or the Coupons unless it shall be indemnified and/or secured and/or prefunded by the Instrumentholders and/or Couponholders to its satisfaction against all proceedings, claims and demands to which it may be liable and against all costs, charges, liabilities and expenses which may be incurred by it in connection with such enforcement, including the cost of its management’s time and/or other internal resources, calculated using its normal hourly rates in force from time to time. 16.3 Legal proceedings If the Trustee (or any Instrumentholder or Couponholder where entitled in accordance with this Trust Deed so to do) institutes legal proceedings against the Issuer to enforce any obligations under this Trust Deed: 16.3.1 proof in such proceedings that as regards any specified Instrument the Issuer has made default in paying any principal or interest due to the relevant Instrumentholder shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the same default as regards all other Instruments which are then repayable or, as the case may be, in respect of which interest is then payable; and 16.3.2 proof in such proceedings that as regards any specified Coupon the Issuer has made default in paying any sum due to the relevant Couponholder shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the same default as regards all other Coupons which are then payable. 16.4 Powers additional to general powers The powers conferred on the Trustee by this Clause 16 shall be in addition to any powers which may from time to time be vested in the Trustee by general law or as the holder of any Instruments or Coupons. 17 Communications 17.1 Method Each communication under this Trust Deed shall be made by email, fax or otherwise in writing. Each communication or document to be delivered to any party under this Trust A39131566 24

Deed shall be sent to that party at the email address, fax number or postal address, and marked for the attention of the person (if any), from time to time designated by that party to each other party for the purpose of this Trust Deed. The initial telephone number, email address, fax number, postal address and person so designated by the parties under this Trust Deed are set out in the Procedures Memorandum. 17.2 Deemed Receipt Any communication from any party to any other under this Trust Deed shall be effective, (if by email or fax) when the relevant delivery receipt is received by the sender, (if in writing) when delivered and (if by electronic communication) when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication (provided always that any email communication to the Trustee shall only be treated as having been received upon confirmation of receipt by the Trustee and an automatically generated “read” or “received” receipt shall not constitute such confirmation); provided that any communication which is received (or deemed to take effect in accordance with the foregoing) after 5:00pm on a business day or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Trust Deed which is to be sent by fax or electronic communication will be written legal evidence. 18 Governing Law and Jurisdiction 18.1 Governing Law This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law. 18.2 Jurisdiction The courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with this Trust Deed, the Instruments, the Coupons or the Talons and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed, the Instruments, the Coupons or the Talons (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. The submission is for the benefit of each of the Trustee, the Instrumentholders and the Couponholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not). A39131566 25

Schedule 1 Part A Form of CGN Temporary Global Instrument NATIONAL GRID GAS plc (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number 2006000) EURO MEDIUM TERM NOTE PROGRAMME Series No. [•] Tranche No. [•] TEMPORARY GLOBAL INSTRUMENT Temporary Global Instrument No. [•] This temporary Global Instrument is issued without Coupons in respect of the Instruments (the “Instruments”) of the Tranche and Series specified in the Second Schedule to this temporary Global Instrument of National Grid Gas plc (the “Issuer”). Interpretation and Definitions References in this temporary Global Instrument to the “Conditions” are to the Terms and Conditions applicable to the Instruments (which are in the form set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) to the amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 30 July 2019 between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Instrument (including the supplemental definitions and any modifications or additions set out in the Second Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Instrument shall have the meanings given to them in the Conditions or the Trust Deed. If the Second Schedule to this temporary Global Instrument specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Instrument is a “C Rules Instrument”, otherwise this temporary Global Instrument is a “D Rules Instrument”. Aggregate Nominal Amount The aggregate nominal amount from time to time of this temporary Global Instrument shall be an amount equal to the aggregate nominal amount of the Instruments as shall be shown by the latest entry in the fourth column of the First Schedule to this temporary Global Instrument, which shall be completed by or on behalf of the Issuing and Paying Agent upon (a) the issue of Instruments represented by this temporary Global Instrument, (b) the exchange of the whole or a part of this temporary Global Instrument for a corresponding interest in a permanent Global Instrument or, as the case may be, for Definitive Instruments and/or (c) the redemption or purchase and cancellation of Instruments represented by this temporary Global Instrument, all as described below. Promise to Pay Subject as provided in this temporary Global Instrument, the Issuer, for value received, promises to pay to the bearer of this temporary Global Instrument, upon presentation and (when no further payment is due in respect of this temporary Global Instrument) surrender of this temporary Global A39131566 26

Instrument, on the Maturity Date (or on such earlier date or, if the Maturity Date is specified to be perpetual, on such date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Instruments represented by this temporary Global Instrument and (unless this temporary Global Instrument does not bear interest) to pay interest in respect of the Instruments from the Interest Commencement Date in arrear at the rates, on the dates for payment and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Instruments together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Exchange On or after the first day following the expiry of 40 days after the Issue Date (the “Exchange Date”), this temporary Global Instrument may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Instrument only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Issuing and Paying Agent for interests in a permanent Global Instrument or, if so specified in the Second Schedule to this temporary Global Instrument, for Definitive Instruments in an aggregate nominal amount equal to the nominal amount of this temporary Global Instrument submitted for exchange provided that, in the case of any part of a D Rules Instrument submitted for exchange for a permanent Global Instrument or Definitive Instruments, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date. “Certification” means the presentation to the Issuing and Paying Agent of a certificate or certificates with respect to one or more interests in this temporary Global Instrument, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 3 (Provisions for Meetings of Instrumentholders) to the Agency Agreement to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 2 to the Agency Agreement with respect to it and that no contrary advice as to the contents of the certificate has been received by Euroclear or Clearstream, Luxembourg, as the case may be. Upon the whole or a part of this temporary Global Instrument being exchanged for a permanent Global Instrument, such permanent Global Instrument shall be exchangeable in accordance with its terms for Definitive Instruments. The Definitive Instruments, for which this temporary Global Instrument or a permanent Global Instrument may be exchangeable, shall be duly executed and authenticated, shall, in the case of Definitive Instruments, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest, which have not already been paid on this temporary Global Instrument or the permanent Global Instrument, as the case may be, shall be security printed and shall be substantially in the form set out in the relevant Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Second Schedule to this temporary Global Instrument. On any exchange of a part of this temporary Global Instrument for an equivalent interest in a permanent Global Instrument or for Definitive Instruments, as the case may be, the portion of the nominal amount of this temporary Global Instrument so exchanged shall be endorsed by or on behalf of the Issuing and Paying Agent in Part 1 of the First Schedule to this temporary Global Instrument, whereupon the nominal amount of this temporary Global Instrument shall be reduced for all purposes by the amount so exchanged and endorsed. A39131566 27

Benefit of Conditions Except as otherwise specified in this temporary Global Instrument, this temporary Global Instrument is subject to the Conditions and the Trust Deed and, until the whole of this temporary Global Instrument is exchanged for equivalent interests in a permanent Global Instrument or for Definitive Instruments, as the case may be, the holder of this temporary Global Instrument shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Instrument (or the relevant part of it) or the Definitive Instruments, as the case may be, for which it may be exchanged as if such permanent Global Instrument or Definitive Instruments had been issued on the Issue Date. Payments No person shall be entitled to receive any payment in respect of the Instruments represented by this temporary Global Instrument which falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Instrument for exchange, delivery of (or, in the case of a subsequent exchange, due endorsement of) a permanent Global Instrument or delivery of Definitive Instruments, as the case may be, is improperly withheld or refused by or on behalf of the Issuer. Payments due in respect of a D Rules Instrument before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Instrument with respect to which there shall have been Certification dated no earlier than such due date for payment. Any payments which are made in respect of this temporary Global Instrument shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. If any payment in full of principal is made in respect of any Instrument represented by this temporary Global Instrument, the portion of this temporary Global Instrument representing such Instrument shall be cancelled and the amount so cancelled shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule to this temporary Global Instrument (such endorsement being prima facie evidence that the payment in question has been made) upon which the nominal amount of this temporary Global Instrument shall be reduced for all purposes by the amount so cancelled and endorsed. If any other payments are made in respect of the Instruments represented by this temporary Global Instrument, a record of each such payment shall be endorsed by or on behalf of the Issuing and Paying Agent on an additional schedule to this temporary Global Instrument (such endorsement being prima facie evidence that the payment in question has been made). For the purposes of any payments made in respect of this temporary Global Instrument, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 6.6 (Non-business days). Cancellation Cancellation of any Instrument represented by this temporary Global Instrument which is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this temporary Global Instrument representing such Instrument on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule to this temporary Global Instrument, upon which the nominal amount of this temporary Global Instrument shall be reduced for all purposes by the amount so cancelled and endorsed. A39131566 28

Notices Notices required to be given in respect of the Instruments represented by this temporary Global Instrument may be given by their being delivered (so long as this temporary Global Instrument is held on behalf of Euroclear and Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this temporary Global Instrument, rather than by publication as required by the Conditions, except that, so long as the Instruments are listed and/or admitted to trading, notices required to be given to the holders of the Notes pursuant to the Conditions shall also be published (if such publication is required) in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are listed/and or admitted to trading. No provision of this temporary Global Instrument shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Instruments when due in accordance with the Conditions. This temporary Global Instrument shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent. This temporary Global Instrument and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law. A39131566 29

In witness of which the Issuer has caused this temporary Global Instrument to be duly signed on its behalf. Dated as of the Issue Date. NATIONAL GRID GAS plc By: Authorised Signatory CERTIFICATE OF AUTHENTICATION OF THE ISSUING AND PAYING AGENT This temporary Global Instrument is authenticated by or on behalf of the Issuing and Paying Agent. THE BANK OF NEW YORK MELLON as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. A39131566 30

The First Schedule Nominal amount of Instruments represented by this temporary Global Instrument The following (i) issue of Instruments initially represented by this temporary Global Instrument, (ii) exchanges of the whole or a part of this temporary Global Instrument for interests in a permanent Global Instrument or for Definitive Instruments and/or (iii) cancellations or forfeitures of interests in this temporary Global Instrument have been made, resulting in the nominal amount of this temporary Global Instrument specified in the latest entry in the fourth column below: Reason for decrease in nominal amount Nominal amount Amount of of this of this decrease in temporary temporary nominal amount Global Global Notation made of this Instrument Instrument on by or on behalf temporary (exchange, issue or of the Issuing Global cancellation or following such and Paying Date Instrument forfeiture) decrease Agent Issue Date not applicable not applicable A39131566 31

The Second Schedule [Insert the provisions of Part A of the relevant Final Terms that relate to the Conditions or the Global Instruments as the Second Schedule] A39131566 32

Schedule 1 Part B Form of CGN Permanent Global Instrument NATIONAL GRID GAS plc (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number 2006000) EURO MEDIUM TERM NOTE PROGRAMME Series No. [•] Tranche No. [•] PERMANENT GLOBAL INSTRUMENT Permanent Global Instrument No. [•] This permanent Global Instrument is issued without Coupons in respect of the Instruments (the “Instruments”) of the Tranche(s) and Series specified in the Third Schedule to this permanent Global Instrument of National Grid Gas plc (the “Issuer”). Interpretation and Definitions References in this permanent Global Instrument to the “Conditions” are to the Terms and Conditions applicable to the Instruments (which are in the form set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) to the amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 30 July 2019 between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Instrument (including the supplemental definitions and any modifications or additions set out in the Third Schedule to this permanent Global Instrument), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Instrument shall have the meanings given to them in the Conditions or the Trust Deed. Aggregate Nominal Amount The aggregate nominal amount from time to time of this permanent Global Instrument shall be an amount equal to the aggregate nominal amount of the Instruments as shall be shown by the latest entry in the fourth column of the First Schedule to this permanent Global Instrument, which shall be completed by or on behalf of the Issuing and Paying Agent upon (a) the exchange of the whole or a part of the temporary Global Instrument initially representing the Instruments for a corresponding interest in this permanent Global Instrument (in the case of Instruments represented by a temporary Global Instrument upon issue), (b) the issue of the Instruments represented by this permanent Global Instrument (in the case of Instruments represented by this permanent Global Instrument upon issue), (c) the exchange of the whole of this permanent Global Instrument for Definitive Instruments and/or (d) the redemption or purchase and cancellation of Instruments represented by this permanent Global Instrument, all as described below. Promise to Pay Subject as provided in this permanent Global Instrument, the Issuer, for value received, by this permanent Global Instrument promises to pay to the bearer of this permanent Global Instrument, A39131566 33 upon presentation and (when no further payment is due in respect of this permanent Global Instrument) surrender of this permanent Global Instrument, on the Maturity Date (or on such earlier date or, if the Maturity Date is specified to be perpetual on such date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions), the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Instruments represented by this permanent Global Instrument and (unless this permanent Global Instrument does not bear interest) to pay interest in respect of the Instruments from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Instruments together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Exchange This permanent Global Instrument is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not in part for the Definitive Instruments if this permanent Global Instrument is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so. “Exchange Date” means a day falling not less than 60 days, or in the case of failure to pay principal when due, 30 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and, except in the case of exchange pursuant to the first paragraph of this section above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located. Any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Instrument surrendering this permanent Global Instrument. In exchange for this permanent Global Instrument the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Instruments in an aggregate nominal amount equal to the nominal amount of this permanent Global Instrument submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest, which have not already been paid on this permanent Global Instrument), security printed and substantially in the form set out in Schedule 2 to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Third Schedule to this permanent Global Instrument. Benefit of Conditions Except as otherwise specified in this permanent Global Instrument, this permanent Global Instrument is subject to the Conditions and the Trust Deed and, until the whole of this permanent Global Instrument is exchanged for Definitive Instruments, the holder of this permanent Global Instrument shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Instruments for which it may be exchanged and as if such Definitive Instruments had been issued on the Issue Date. Payments No person shall be entitled to receive any payment in respect of the Instruments represented by this permanent Global Instrument that falls due after an Exchange Date for such Instruments, unless upon due presentation of this permanent Global Instrument for exchange, delivery of A39131566 34

Definitive Instruments is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Instruments. Payments in respect of this permanent Global Instrument shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. A record of each such payment shall be endorsed on the First or Second Schedule to this permanent Global Instrument, as appropriate, by the Issuing and Paying Agent or by the relevant Paying Agent, for and on behalf of the Issuing and Paying Agent, which endorsement shall (until the contrary is proved) be prima facie evidence that the payment in question has been made. For the purposes of any payments made in respect of this permanent Global Instrument, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 6.6 (Non-business days). Prescription Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Instrument shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and 5 years (in the case of interest) from the appropriate Relevant Date. Meetings For the purposes of any meeting of Instrumentholders the holder of this permanent Global Instrument shall (unless this permanent Global Instrument represents only one Instrument) be treated as two persons for the purposes of any quorum requirements of a meeting of Instrumentholders and, at any such meeting, as having one vote in respect of each integral currency unit of the specified currency of the Instruments. Cancellation Cancellation of any Instrument represented by this permanent Global Instrument which is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this permanent Global Instrument representing such Instrument on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule to this permanent Global Instrument, upon which the nominal amount of this permanent Global Instrument shall be reduced for all purposes by the amount so cancelled and endorsed. Purchase Instruments may only be purchased by the Issuer or any of its subsidiary undertakings if they are purchased together with the right to receive all future payments of interest on the Instruments being purchased. Issuer’s Options Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Instrumentholders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Instruments drawn in the case of a partial exercise of an option and accordingly no drawing of Instruments shall be required. A39131566 35

Instrumentholders’ Options Any option of the Instrumentholders provided for in the Conditions may be exercised by the holder of this permanent Global Instrument giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Instruments with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Instruments in respect of which the option has been exercised, and stating the nominal amount of Instruments in respect of which the option is exercised and at the same time presenting this permanent Global Instrument to the Issuing and Paying Agent, or to a Paying Agent acting on behalf of the Issuing and Paying Agent, for notation accordingly in the Fourth Schedule to this permanent Global Instrument. Notices Notices required to be given in respect of the Instruments represented by this permanent Global Instrument may be given by their being delivered (so long as this permanent Global Instrument is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such Alternative Clearing System, as the case may be, or otherwise to the holder of this permanent Global Instrument, rather than by publication as required by the Conditions, except that, so long as the Instruments are listed and/or admitted to trading, notices required to be given to the holders of the Notes pursuant to the Conditions shall also be published (if such publication is required) in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are listed/and or admitted to trading. Negotiability This permanent Global Instrument is a bearer document and negotiable and accordingly: (a) is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining to this permanent Global Instrument and to bind the transferee with all obligations appertaining to this permanent Global Instrument pursuant to the Conditions; (b) the holder of this permanent Global Instrument is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Instrument and the Issuer has waived against such holder and any previous holder of this permanent Global Instrument all rights of set-off or counterclaim which would or might otherwise be available to it in respect of the obligations evidenced by this permanent Global Instrument; and (c) payment upon due presentation of this permanent Global Instrument as provided in this permanent Global Instrument shall operate as a good discharge against such holder and all previous holders of this permanent Global Instrument. No provisions of this permanent Global Instrument shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Instruments when due in accordance with the Conditions. This permanent Global Instrument shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent. This permanent Global Instrument and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law. A39131566 36

In witness of which the Issuer has caused this permanent Global Instrument to be duly signed on its behalf. Dated as of the Issue Date. NATIONAL GRID GAS plc By: Authorised Signatory CERTIFICATE OF AUTHENTICATION OF THE ISSUING AND PAYING AGENT This permanent Global Instrument is authenticated by or on behalf of the Issuing and Paying Agent. THE BANK OF NEW YORK MELLON as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. A39131566 37

The First Schedule Nominal amount of Instruments represented by this permanent Global Instrument The following (i) issue of Instruments initially represented by this permanent Global Instrument, (ii) exchanges of the whole or a part of a temporary Global Instrument for interests in this permanent Global Instrument or for Definitive Instruments and/or (iii) cancellations or forfeitures of interests in this permanent Global Instrument have been made, resulting in the nominal amount of this permanent Global Instrument specified in the latest entry in the fourth column below: Reason for increase/decrease in nominal amount of this permanent Global Instrument (initial Amount of issue, exchange, Nominal amount Notation increase/decrease cancellation, of this permanent made by or in nominal forfeiture or Global Instrument on behalf of amount of this payment, stating on issue or the Issuing permanent Global amount of following such and Paying Date Instrument payment made) increase/decrease Agent A39131566 38

The Second Schedule Payments of Interest The following payments of interest or Interest Amount in respect of this permanent Global Instrument have been made: Notation made by or on behalf of the Issuing and Paying Due date of payment Date of payment Amount of interest Agent A39131566 39

The Third Schedule [Insert the provisions of Part A of the relevant Final Terms that relate to the Conditions or the Global Instruments as the Third Schedule.] A39131566 40

The Fourth Schedule Exercise of Instrumentholders’ Option The following exercises of the option of the Instrumentholders provided for in the Conditions have been made in respect of the stated nominal amount of this permanent Global Instrument: Nominal amount of this permanent Notation made by or Global Instrument in Date on which on behalf of the respect of which exercise of such Issuing and Paying Date of exercise exercise is made option is effective Agent A39131566 41

Schedule 1 Part C Form of NGN Temporary Global Instrument NATIONAL GRID GAS plc (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number 2006000) EURO MEDIUM TERM NOTE PROGRAMME Series No. [•] Tranche No. [•] TEMPORARY GLOBAL INSTRUMENT Temporary Global Instrument No. [•] This temporary Global Instrument is issued without Coupons in respect of the Instruments (the “Instruments”) of the Tranche and Series specified in Part A of the Schedule to this temporary Global Instrument of National Grid Gas plc (the “Issuer”). Interpretation and Definitions References in this temporary Global Instrument to the “Conditions” are to the Terms and Conditions applicable to the Instruments (which are in the form set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) to the amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 30 July 2019 between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Instrument (including the supplemental definitions and any modifications or additions set out in Part A of the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Instrument shall have the meanings given to them in the Conditions or the Trust Deed. If the Schedule to this temporary Global Instrument specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Instrument is a “C Rules Instrument”, otherwise this temporary Global Instrument is a “D Rules Instrument”. Aggregate Nominal Amount The aggregate nominal amount from time to time of this temporary Global Instrument shall be an amount equal to the aggregate nominal amount of the Instruments from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together the “relevant Clearing Systems”), which shall be completed by or on behalf of the Issuing and Paying Agent upon (a) the issue of Instruments represented by this temporary Global Instrument, (b) the exchange of the whole or a part of this temporary Global Instrument for a corresponding interest recorded in the records of the relevant Clearing Systems in a permanent Global Instrument or, as the case may be, for Definitive Instruments and/or (c) the redemption or purchase and cancellation of Instruments represented by this temporary Global Instrument, all as described below. The records of the relevant Clearing Systems (which expression in this temporary Global Instrument means the records that each relevant Clearing System holds for its customers which reflect the amount of such customers’ interests in the Instruments) shall be conclusive evidence of the nominal amount of the Instruments represented by this temporary Global Instrument and, for A39131566 42 these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Instruments represented by the temporary Global Instrument at any time shall be conclusive evidence of the records of the relevant Clearing Systems at that time. Promise to Pay Subject as provided in this temporary Global Instrument, the Issuer, for value received, promises to pay to the bearer of this temporary Global Instrument, upon presentation and (when no further payment is due in respect of this temporary Global Instrument) surrender of this temporary Global Instrument, on the Maturity Date (or on such earlier date or, if the Maturity Date is specified to be perpetual, on such date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Instruments represented by this temporary Global Instrument and (unless this temporary Global Instrument does not bear interest) to pay interest in respect of the Instruments from the Interest Commencement Date in arrear at the rates, on the dates for payment and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Instruments together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Exchange On or after the first day following the expiry of 40 days after the Issue Date (the “Exchange Date”), this temporary Global Instrument may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Instrument only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Issuing and Paying Agent for interests recorded in the records of the relevant Clearing Systems in a permanent Global Instrument or, if so specified in Part A of the Schedule to this temporary Global Instrument, for Definitive Instruments in an aggregate nominal amount equal to the nominal amount of this temporary Global Instrument submitted for exchange provided that, in the case of any part of a D Rules Instrument submitted for exchange for interests recorded in the records of the relevant Clearing Systems in a permanent Global Instrument or Definitive Instruments, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date. “Certification” means the presentation to the Issuing and Paying Agent of a certificate or certificates with respect to one or more interests in this temporary Global Instrument, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 3 (Provisions for Meetings of Instrumentholders) to the Agency Agreement to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 2 to the Agency Agreement with respect to it and that no contrary advice as to the contents of the certificate has been received by Euroclear or Clearstream, Luxembourg, as the case may be. Upon the whole or a part of this temporary Global Instrument being exchanged for a permanent Global Instrument, such permanent Global Instrument shall be exchangeable in accordance with its terms for Definitive Instruments. The Definitive Instruments, for which this temporary Global Instrument or a permanent Global Instrument may be exchangeable, shall be duly executed and authenticated, shall, in the case of Definitive Instruments, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest, which have not already been paid on this temporary Global Instrument or the permanent Global Instrument, as the case may be, shall be security printed and shall be substantially in the form set out in the relevant Schedules to the Trust Deed as supplemented A39131566 43 and/or modified and/or superseded by the terms of Part A of the Schedule to this temporary Global Instrument. On any exchange of a part of this temporary Global Instrument for an equivalent interest recorded in the records of the relevant Clearing Systems in a permanent Global Instrument or for Definitive Instruments, as the case may be, the Issuer shall procure that details of the portion of the nominal amount hereof so exchanged shall be entered pro rata in the records of the relevant Clearing Systems and upon any such entry being made, the nominal amount of the Instruments recorded in the records of the relevant Clearing Systems and represented by this temporary Global Instrument shall be reduced for all purposes by an amount equal to such portion so exchanged. Benefit of Conditions Except as otherwise specified in this temporary Global Instrument, this temporary Global Instrument is subject to the Conditions and the Trust Deed and, until the whole of this temporary Global Instrument is exchanged for equivalent interests in a permanent Global Instrument or for Definitive Instruments, as the case may be, the holder of this temporary Global Instrument shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Instrument (or the relevant part of it) or the Definitive Instruments, as the case may be, for which it may be exchanged as if such permanent Global Instrument or Definitive Instruments had been issued on the Issue Date. Payments No person shall be entitled to receive any payment in respect of the Instruments represented by this temporary Global Instrument which falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Instrument for exchange, delivery of (or, in the case of a subsequent exchange, a corresponding entry being recorded in the records of the relevant Clearing Systems) a permanent Global Instrument or delivery of Definitive Instruments, as the case may be, is improperly withheld or refused by or on behalf of the Issuer. Payments due in respect of a D Rules Instrument before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Instrument with respect to which there shall have been Certification dated no earlier than such due date for payment. Any payments which are made in respect of this temporary Global Instrument shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries in the records of the relevant Clearing Systems referred to herein shall not affect such discharge. If any payment in full or in part of principal is made in respect of any Instrument represented by this temporary Global Instrument, the Issuer shall procure that details of such payment shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Instruments recorded in the records of the relevant Clearing Systems and represented by this temporary Global Instrument shall be reduced by the aggregate nominal amount of the Instruments so redeemed. If any other payments are made in respect of the Instruments represented by this temporary Global Instrument, the Issuer shall procure that a record of each such payment shall be entered pro rata in the records of the relevant Clearing Systems). For the purposes of any payments made in respect of this temporary Global Instrument, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 6.6 (Non-business days). A39131566 44

Cancellation On cancellation of any Instrument represented by this temporary Global Instrument which is required by the Conditions to be cancelled (other than upon its redemption), the Issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Instrument recorded in the records of the relevant Clearing Systems and represented by this temporary Global Instrument shall be reduced by the aggregate nominal amount of the Instruments so cancelled. Notices Notices required to be given in respect of the Instruments represented by this temporary Global Instrument may be given by their being delivered (so long as this temporary Global Instrument is held on behalf of Euroclear and Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this temporary Global Instrument, rather than by publication as required by the Conditions, except that, so long as the Instruments are listed and/or admitted to trading, notices required to be given to the holders of the Notes pursuant to the Conditions shall also be published (if such publication is required) in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are listed/and or admitted to trading. No provision of this temporary Global Instrument shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Instruments when due in accordance with the Conditions. This temporary Global Instrument shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent and effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems. This temporary Global Instrument and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law. In witness of which the Issuer has caused this temporary Global Instrument to be duly signed on its behalf. Dated as of the Issue Date. NATIONAL GRID GAS plc By: Authorised Signatory CERTIFICATE OF AUTHENTICATION OF THE ISSUING AND PAYING AGENT This temporary Global Instrument is authenticated by or on behalf of the Issuing and Paying Agent. THE BANK OF NEW YORK MELLON as Issuing and Paying Agent By: A39131566 45

Authorised Signatory For the purposes of authentication only Effectuation This temporary Global Instrument Is effectuated by [COMMON SAFEKEEPER] As Common Safekeeper By: Authorised Signatory For the purposes of effectuation only ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. A39131566 46

The Schedule [Insert the provisions of the relevant Final Terms that relate to the Conditions or the Global Instruments as the Schedule] A39131566 47

Schedule 1 Part D Form of NGN Permanent Global Instrument NATIONAL GRID GAS plc (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number 2006000) EURO MEDIUM TERM NOTE PROGRAMME Series No. [•] Tranche No. [•] PERMANENT GLOBAL INSTRUMENT Permanent Global Instrument No. [•] This permanent Global Instrument is issued without Coupons in respect of the Instruments (the “Instruments”) of the Tranche(s) and Series specified in Part A of the Schedule to this permanent Global Instrument of National Grid Gas plc (the “Issuer”). Interpretation and Definitions References in this permanent Global Instrument to the “Conditions” are to the Terms and Conditions applicable to the Instruments (which are in the form set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) to the amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 30 July 2019 between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Instrument (including the supplemental definitions and any modifications or additions set out in the Third Schedule to this permanent Global Instrument), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Instrument shall have the meanings given to them in the Conditions or the Trust Deed. Aggregate Nominal Amount The aggregate nominal amount from time to time of this permanent Global Instrument shall be an amount equal to the aggregate nominal amount of the Instruments from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together, the “relevant Clearing Systems”), which shall be completed and/or amended as the case may be upon (a) the exchange of the whole or a part of the interests recorded in the records of the relevant Clearing Systems in the temporary Global Instrument initially representing the Instruments for a corresponding interest in this permanent Global Instrument (in the case of Instruments represented by a temporary Global Instrument upon issue), (b) the issue of the Instruments represented by this permanent Global Instrument (in the case of Instruments represented by this permanent Global Instrument upon issue), (c) the exchange of the whole of this permanent Global Instrument for Definitive Instruments and/or (d) the redemption or purchase and cancellation of Instruments represented by this permanent Global Instrument, all as described below. The records of the relevant Clearing Systems (which expression in this permanent Global Instrument means the records that each relevant Clearing System holds for its customers which reflect the amount of such customers’ interests in the Instruments) shall be conclusive evidence of A39131566 48 the nominal amount of the Instruments represented by this permanent Global Instrument and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Instruments represented by this permanent Global Instrument at any time shall be conclusive evidence of the records of the relevant Clearing System at that time. Promise to Pay Subject as provided in this permanent Global Instrument, the Issuer, for value received, by this permanent Global Instrument promises to pay to the bearer of this permanent Global Instrument, upon presentation and (when no further payment is due in respect of this permanent Global Instrument) surrender of this permanent Global Instrument, on the Maturity Date (or on such earlier date or, if the Maturity Date is specified to be perpetual on such date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions), the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Instruments represented by this permanent Global Instrument and (unless this permanent Global Instrument does not bear interest) to pay interest in respect of the Instruments from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Instruments together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Exchange This permanent Global Instrument is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not in part for the Definitive Instruments if this permanent Global Instrument is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so. “Exchange Date” means a day falling not less than 60 days, or in the case of failure to pay principal when due, 30 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and, except in the case of exchange pursuant to the first paragraph of this section above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located. Any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Instrument surrendering this permanent Global Instrument. In exchange for this permanent Global Instrument the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Instruments in an aggregate nominal amount equal to the nominal amount of this permanent Global Instrument submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest, which have not already been paid on this permanent Global Instrument), security printed and substantially in the form set out in Schedule 2 to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Schedule to this permanent Global Instrument. Benefit of Conditions Except as otherwise specified in this permanent Global Instrument, the Issuer shall procure that this permanent Global Instrument is subject to the Conditions and the Trust Deed and, until the A39131566 49 whole of this permanent Global Instrument is exchanged for Definitive Instruments, the holder of this permanent Global Instrument shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Instruments for which it may be exchanged and as if such Definitive Instruments had been issued on the Issue Date. Payments No person shall be entitled to receive any payment in respect of the Instruments represented by this permanent Global Instrument that falls due after an Exchange Date for such Instruments, unless upon due presentation of this permanent Global Instrument for exchange, delivery of Definitive Instruments is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Instruments. Payments in respect of this permanent Global Instrument shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries in the records of the relevant Clearing Systems referred to herein shall not affect such discharge. The Issuer shall procure that details of each such payment shall be entered pro rata in the records of the relevant Clearing Systems and in the case of any payment of principal and upon any such entry being made, the nominal amount of the Instruments recorded in the records of the relevant Clearing Systems and represented by this permanent Global Instrument shall be reduced by the aggregate nominal amount of the Instruments so redeemed. For the purposes of any payments made in respect of this permanent Global Instrument, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 6.6 (Non-business days). Prescription Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Instrument shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and 5 years (in the case of interest) from the appropriate Relevant Date. Meetings For the purposes of any meeting of Instrumentholders the holder of this permanent Global Instrument shall (unless this permanent Global Instrument represents only one Instrument) be treated as two persons for the purposes of any quorum requirements of a meeting of Instrumentholders and, at any such meeting, as having one vote in respect of each integral currency unit of the specified currency of the Instruments. Cancellation On cancellation of any Instrument represented by this permanent Global Instrument which is required by the Conditions to be cancelled (other than upon its redemption) the Issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Instruments recorded in the records of the relevant Clearing Systems and represented by this permanent Global Instrument shall be reduced by the aggregate nominal amount of the Instruments so cancelled. A39131566 50

Purchase Instruments may only be purchased by the Issuer or any of its subsidiary undertakings if they are purchased together with the right to receive all future payments of interest on the Instruments being purchased. Issuer’s Options Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Instrumentholders and the relevant Clearing Systems (or procuring that such notice is given on its behalf) within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Instruments drawn in the case of a partial exercise of an option and accordingly no drawing of Instruments shall be required. In the case of a partial exercise of an option, the rights of accountholders with a clearing system in respect of the Notes will be governed by the standard procedures of Euroclear and/or Clearstream, Luxembourg and shall be reflected in the records of Euroclear and/or Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion. Following the exercise of any such option, the Issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Instrument shall be reduced accordingly. Instrumentholders’ Options Any option of the Instrumentholders provided for in the Conditions may be exercised by the holder of this permanent Global Instrument giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Instruments with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Instruments in respect of which the option has been exercised, following the exercise of any such option, the Issuer shall procure that the nominal amount of the Instruments recorded in the records of the relevant Clearing Systems and represented by this permanent Global Instrument shall be reduced by the aggregate nominal amount stated in the relevant exercise notice. Notices Notices required to be given in respect of the Instruments represented by this permanent Global Instrument may be given by their being delivered (so long as this permanent Global Instrument is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such Alternative Clearing System, as the case may be, or otherwise to the holder of this permanent Global Instrument, rather than by publication as required by the Conditions, except that, so long as the Instruments are listed and/or admitted to trading, notices required to be given to the holders of the Notes pursuant to the Conditions shall also be published (if such publication is required) in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are listed/and or admitted to trading. Negotiability This permanent Global Instrument is a bearer document and negotiable and accordingly: (a) is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining to this permanent Global Instrument and to bind the transferee with all obligations appertaining to this permanent Global Instrument pursuant to the Conditions; A39131566 51

(b) the holder of this permanent Global Instrument is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Instrument and the Issuer has waived against such holder and any previous holder of this permanent Global Instrument all rights of set-off or counterclaim which would or might otherwise be available to it in respect of the obligations evidenced by this permanent Global Instrument; and (c) payment upon due presentation of this permanent Global Instrument as provided in this permanent Global Instrument shall operate as a good discharge against such holder and all previous holders of this permanent Global Instrument. No provisions of this permanent Global Instrument shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Instruments when due in accordance with the Conditions. This permanent Global Instrument shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent and effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems. This permanent Global Instrument and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law. A39131566 52

In witness of which the Issuer has caused this permanent Global Instrument to be duly signed on its behalf. Dated as of the Issue Date. NATIONAL GRID GAS plc By: Authorised Signatory CERTIFICATE OF AUTHENTICATION OF THE ISSUING AND PAYING AGENT This permanent Global Instrument is authenticated by or on behalf of the Issuing and Paying Agent. THE BANK OF NEW YORK MELLON as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only Effectuation This permanent Global Instrument is effectuated by [COMMON SAFEKEEPER] As Common Safekeeper By: Authorised Signatory For the purposes of effectuation only. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. A39131566 53

The Schedule [Insert the provisions Part A of the relevant Final Terms that relate to the Conditions or the Global Instruments as the Third Schedule.] A39131566 54

Schedule 2 Part A Form of Definitive Instrument On the front: [Denomination] [ISIN] [Series] [Certif. No.] [Currency and denomination] NATIONAL GRID GAS plc (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number 2006000) EURO MEDIUM TERM NOTE PROGRAMME Series No. [●] This Instrument forms one of the Series of Instruments referred to above (the “Instruments”) of National Grid Gas plc (the “Issuer”) designated as specified in the title of this Instrument. The Instruments are subject to the Terms and Conditions (the “Conditions”) endorsed on this Instrument and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Instrument. The Issuer, for value received, promises to pay to the bearer of this Instrument, on presentation and (when no further payment is due in respect of this Instrument) surrender of this Instrument on the Maturity Date (or on such earlier date or, if the Maturity Date is specified to be perpetual, on such date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions and (unless this Instrument does not bear interest) to pay interest from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. This Instrument shall not become valid or obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent. A39131566 55

In witness of which the Issuer has caused this Instrument to be signed on its behalf. Dated as of the Issue Date. NATIONAL GRID GAS plc By: Authorised Signatory CERTIFICATE OF AUTHENTICATION OF THE ISSUING AND PAYING AGENT This Definitive Instrument is authenticated by or on behalf of the Issuing and Paying Agent. THE BANK OF NEW YORK MELLON as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. A39131566 56

On the back: Terms and Conditions of the Instruments [The Terms and Conditions which are set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) to the Trust Deed, as amended by and incorporating any additional provisions forming part of such Terms and Conditions, and set out in Part A of the relevant Final Terms shall be set out here.] A39131566 57

ISSUING AND PAYING AGENT THE BANK OF NEW YORK MELLON One Canada Square London E14 5AL PAYING AGENT KBL EUROPEAN PRIVATE BANKERS S.A. 43 Boulevard Royal L-2955 Luxembourg A39131566 58

Schedule 2 Part B Terms and Conditions of the Instruments The following is the text of the terms and conditions which, save for the text in italics and subject to completion by Part A of the relevant Final Terms, will be endorsed on the Instruments in definitive form (if any) issued in exchange for the Global Instrument(s) representing each Series. Either (a) the full text of these terms and conditions together with the relevant provisions of Part A of the Final Terms or (b) these terms and conditions as so completed (and subject to simplification by the dis-application of non-applicable provisions), shall be endorsed on such Instruments. All capitalised terms which are not defined in these Conditions will have the meanings given to them in the Trust Deed or Part A of the relevant Final Terms. Those definitions will be endorsed on the Definitive Instruments. References in these terms and conditions to “Instruments” are to the Instruments of one Series only of the Issuer (as defined below), not to all Instruments that may be issued under the Programme. In the case of PSM Instruments issued under the Programme, references to the Final Terms in these Conditions shall be construed as references to the Pricing Supplement. National Grid Gas plc (“National Grid Gas” or the “Issuer”) has established a Euro Medium Term Note Programme (the “Programme”) for the issuance of up to €10,000,000,000 in aggregate principal amount of debt instruments (the “Instruments”). The Instruments are constituted by an Amended and Restated Trust Deed (as amended or supplemented from time to time, the “Trust Deed”) dated 30 July 2019 between the Issuer and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Instrumentholders (as defined below). These terms and conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Definitive Instruments, Coupons and Talons referred to below. An Amended and Restated Agency Agreement (as amended or supplemented from time to time, the “Agency Agreement”) dated 30 July 2019 has been entered into in relation to the Instruments between the Issuer, the Trustee, The Bank of New York Mellon, London Branch as initial issuing and paying agent and the other agent(s) named in it. The issuing and paying agent, the paying agent(s) and the calculation agent(s) for the time being (if any) are referred to below respectively as the “Issuing and Paying Agent”, the “Paying Agents” (which expression shall include the Issuing and Paying Agent) and the “Calculation Agent(s)”. Copies of the Trust Deed and the Agency Agreement are available for inspection during usual business hours at the registered office of the Trustee (as at 30 July 2019 at Fifth Floor, 100 Wood Street, London EC2V 7EX) and at the specified offices of the Paying Agents. The Instrumentholders, the holders of the interest coupons (the “Coupons”) appertaining to interest bearing Instruments and, where applicable in the case of such Instruments, talons for further Coupons (the “Talons”) (the “Couponholders”) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions of the Agency Agreement applicable to them. 1 Form, Denomination and Title The Instruments are issued in bearer form in the Specified Denomination(s) specified in the relevant Final Terms and are serially numbered. Instruments of one Specified Denomination are not exchangeable for Instruments of another Specified Denomination. This Instrument is a Fixed Rate Instrument, a Floating Rate Instrument, a Zero Coupon Instrument, an Index Linked Interest Instrument or an Index Linked Redemption Instrument, or a combination of any of A39131566 59 the preceding, depending upon the Interest and Redemption/Payment Basis specified in the relevant Final Terms. Instruments are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Zero Coupon Instruments in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable. Talons may be required if more than twenty seven coupon payments are to be made with regards to the relevant Instruments. Title to the Instruments and the Coupons and Talons shall pass by delivery and except as ordered by a court of competent jurisdiction or as required by law, the Issuer and the Paying Agents shall be entitled to treat the bearer of any Instrument, Coupon or Talon as the absolute owner of that Instrument, Coupon or Talon, as the case may be, and shall not be required to obtain any proof of ownership as to the identity of the bearer. In these Conditions, “Instrumentholder” means the bearer of any Instrument of one Series only of an Issuer, “holder” (in relation to an Instrument, Coupon or Talon) means the bearer of any Instrument, Coupon or Talon and capitalised terms have the meanings given to them herein, the absence of any such meaning indicating that such term is not applicable to this Instrument. 2 Status The Instruments and Coupons relating to them constitute direct, unconditional and unsecured obligations of the Issuer and rank pari passu without any preference or priority among themselves. The payment obligations of the Issuer under the Instruments and Coupons shall, subject to such exceptions as are from time to time applicable under the laws of England, rank equally with all other present and future unsecured obligations (other than subordinated obligations, if any) of the Issuer. 3 Interest 3.1 Interest on Fixed Rate Instruments Each Fixed Rate Instrument bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 3.6. 3.2 Interest on Floating Rate Instruments and Index Linked Interest Instruments 3.2.1 Interest Payment Dates Each Floating Rate Instrument and Index Linked Interest Instrument bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 3.6. Such Interest Payment Date(s) is/are either specified in the relevant Final Terms as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are specified in the relevant Final Terms, Interest Payment Date shall mean each date which falls the number of months or other period specified in the relevant Final Terms as the Interest Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date. 3.2.2 Business Day Convention If any date which is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is (A) the Floating Rate Convention, such date shall be postponed A39131566 60 to the next day which is a Business Day unless it would then fall into the next calendar month, in which event (x) such date shall be brought forward to the immediately preceding Business Day and (y) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment, (B) the Following Business Day Convention, such date shall be postponed to the next day which is a Business Day; (C) the Modified Following Business Day Convention, such date shall be postponed to the next day which is a Business Day unless it would then fall into the next calendar month, in that event such date shall be brought forward to the immediately preceding Business Day or (D) the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day. 3.2.3 Rate of Interest for Floating Rate Instruments The Rate of Interest in respect of Floating Rate Instruments for each Interest Accrual Period shall be determined in the manner specified in the relevant Final Terms and the provisions below relating to either ISDA Determination or Screen Rate Determination shall apply, depending upon which is specified in the relevant Final Terms. (a) ISDA Determination: Where ISDA Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate. For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Accrual Period means a rate equal to the Floating Rate which would be determined by the Calculation Agent under a Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which: (x) the Floating Rate Option is as specified in the relevant Final Terms; (y) the Designated Maturity is a period specified in the relevant Final Terms; and (z) the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified in the relevant Final Terms. For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Reset Date” and “Swap Transaction” have the meanings given to those terms in the ISDA Definitions. (b) Screen Rate Determination (LIBOR, EURIBOR, AUD-BBR-BBSW or CAD-BA- CDOR): Where Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent at or about the Relevant Time on the Interest Determination Date in respect of such Interest Accrual Period in accordance with the following: (x) if the Primary Source for Floating Rate is a Page, subject as provided below, the Rate of Interest shall be: (A) the Relevant Rate (where such Relevant Rate on such Page is a composite quotation or is customarily supplied by one entity); or (B) the arithmetic mean of the Relevant Rates of the persons whose Relevant Rates appear on that Page, in each case appearing on such Page at the Relevant Time on the Interest Determination Date; A39131566 61

(y) if the Primary Source for the Floating Rate is Reference Banks or if sub-paragraph (x) (a) applies and no Relevant Rate appears on the Page at the Relevant Time on the Interest Determination Date or if sub-paragraph (x) (b) above applies and fewer than two Relevant Rates appear on the Page at the Relevant Time on the Interest Determination Date, subject as provided below, the Rate of Interest shall (i) for Reference Rates other than CAD-BA- CDOR, be the arithmetic mean of the Relevant Rates that each of the Reference Banks is quoting to leading banks in the Relevant Financial Centre at the Relevant Time on the Interest Determination Date, or (ii) where the Reference Rate is CAD-BA-CDOR, on the basis of the bid rates of the Reference Banks for Canadian dollar bankers’ acceptances for the Specified Duration for settlement on the relevant Interest Determination Date in a Representative Amount accepted by the Reference Banks at the Relevant Time on the Interest Determination Date, as determined by the Calculation Agent; and (z) if paragraph (y) above applies and the Calculation Agent determines that fewer than two Reference Banks are so quoting Relevant Rates, subject as provided below, the Rate of Interest shall be the arithmetic mean of the rates per annum (expressed as a percentage) that the Calculation Agent determines to be the rates (being the nearest equivalent to the Benchmark) in respect of a Representative Amount of the Specified Currency that at least two out of five leading banks selected by the Calculation Agent in the principal financial centre of the country of the Specified Currency or, if the Specified Currency is euro in those Member States of the European Union which are participating in European economic and monetary union as selected by the Calculation Agent (the “Principal Financial Centre”) are quoting at or about the Relevant Time on the date on which such banks would customarily quote such rates for a period commencing on the Effective Date for a period equivalent to the Specified Duration (I) to leading banks carrying on business in Europe, or (if the Calculation Agent determines that fewer than two of such banks are so quoting to leading banks in Europe) (II) to leading banks carrying on business in the Principal Financial Centre or (III) where the Reference Rate is CAD-BA- CDOR, for Canadian dollar bankers’ acceptances for settlement on the Effective Date; except that, if fewer than two of such banks are so quoting to leading banks in the Principal Financial Centre, the Rate of Interest shall be the Rate of Interest determined on the previous Interest Determination Date (after readjustment for any difference between any Margin, Rate Multiplier or Maximum or Minimum Rate of Interest applicable to the preceding Interest Accrual Period and to the relevant Interest Accrual Period). (c) Linear Interpolation: Where Linear Interpolation is specified in the relevant Final Terms as applicable in respect of an Interest Accrual Period, the Rate of Interest for such Interest Accrual Period shall be calculated by the Calculation Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified in the relevant Final Terms as applicable) or the relevant Floating Rate Option (where ISDA Determination is specified in the relevant Final Terms as applicable), one of which shall be determined as if the Applicable Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Accrual Period and the other of which shall be determined as if the Applicable Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Accrual Period A39131566 62 provided however that if there is no rate available for the period of time next shorter or, as the case may be, next longer, then the Calculation Agent shall determine such rate at such time and by reference to such sources as the Issuer, in consultation with an independent adviser appointed by the Issuer acting in good faith and in a commercially reasonable manner as an expert in its reasonable discretion, determines appropriate. “Applicable Maturity” means: (a) in relation to Screen Rate Determination, the period of time designated in the Reference Rate, and (b) in relation to ISDA Determination, the Designated Maturity. 3.2.4 Rate of Interest for Index Linked Interest Instruments The Rate of Interest in respect of Index Linked Interest Instruments for each Interest Accrual Period shall be determined in the manner specified in the relevant Final Terms and interest will accrue accordingly. 3.3 Zero Coupon Instruments Where an Instrument, the Interest Basis of which is specified to be Zero Coupon, is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such Instrument. As from the Maturity Date, the Rate of Interest for any overdue principal of such an Instrument shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as defined in Condition 5.4.1(b)). 3.4 Accrual of Interest Interest shall cease to accrue on each Instrument on the due date for redemption unless, upon due presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (as well after as before judgment) at the Rate of Interest in the manner provided in this Condition 3 to the Relevant Date (as defined in Condition 7). 3.5 Margin, Maximum/Minimum Rates of Interest, Redemption Amounts and Rounding (i) If any Margin is specified in the relevant Final Terms (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (x), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with Condition 3.2 above, by adding (if a positive number) or subtracting (if a negative number) the absolute value of such Margin, subject always to the next paragraph. (ii) If any Maximum or Minimum Rate of Interest or Maximum or Minimum Redemption Amount is specified in the relevant Final Terms, then any Rate of Interest or Redemption Amount shall be subject to such maximum or minimum, as the case may be. (iii) For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with halves being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes “unit” means the lowest amount of such currency which is available as legal tender in the country of such currency. 3.6 Calculations A39131566 63

The amount of interest payable per Calculation Amount in respect of any Instrument for any Interest Accrual Period shall be equal to the product of the Rate of Interest, the Calculation Amount as specified in the relevant Final Terms, and the Day Count Fraction for such Interest Accrual Period, unless an Interest Amount (or a formula for its calculation) is applicable to such Interest Accrual Period, in which case the amount of interest payable per Calculation Amount in respect of such Instrument for such Interest Accrual Period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable per Calculation Amount in respect of such Interest Period shall be the sum of the Interest Amounts payable in respect of each of those Interest Accrual Periods. In respect of any other period for which interest is required to be calculated, the provisions above shall apply save that the Day Count Fraction shall be for the period for which interest is required to be calculated. 3.7 Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts and Optional Redemption Amounts The Calculation Agent shall, as soon as practicable after the Relevant Time on each Interest Determination Date, or such other time on such date as the Calculation Agent may be required to calculate any rate or amount, obtain any quotation or make any determination or calculation, determine such rate and calculate the Interest Amounts for the relevant Interest Accrual Period, calculate the Redemption Amount, obtain such quote or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Period and the relevant Interest Payment Date and, if required to be calculated, the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount to be notified to the Trustee, the Issuer, each of the Paying Agents, the Instrumentholders, any other Calculation Agent appointed in respect of the Instruments that is to make a further calculation upon receipt of such information and, if the Instruments are listed on a stock exchange and the rules of such exchange so require, such exchange as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 3.2.2, the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Trustee by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Instruments become due and payable under Condition 9, the accrued interest and the Rate of Interest payable in respect of the Instruments shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made unless the Trustee otherwise requires. The determination of any rate or amount, the obtaining of each quotation and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties. 3.8 Definitions In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below: “Benchmark” means LIBOR, EURIBOR, AUD-BBR-BBSW or CAD-BA-CDOR, as may be specified in the relevant Final Terms. “Business Day” means: A39131566 64

(i) in the case of a currency other than euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency (which in the case of: (x) Canadian dollars is Toronto except when the Reference Rate is LIBOR, then the financial centres are London and Toronto; and (y) Australian dollars is Sydney); and/or (ii) in the case of euro, a day on which the TARGET System is operating (a “TARGET Business Day”); and/or (iii) in the case of a currency and/or one or more Business Centres as specified in the relevant Final Terms, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in such currency or, if no currency is indicated, generally in each of the Business Centres. “Calculation Amount” means the amount specified as such in the relevant Final Terms. “Day Count Fraction” means, in respect of the calculation of an amount of interest on any Instrument for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period, the “Calculation Period”): (i) if “Actual/Actual” or “Actual/Actual-ISDA” is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (i) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365); (ii) if “Actual/365 (Fixed)” is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 365; (iii) if “Actual/360” is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 360; (iv) if “30/360”, “360/360” or “Bond Basis” is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: Day Count Fraction = [360 x (Y2 -Y1)] + [30 x (M2 -M1)]+ (D2 -D1) 360 where: “Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; “M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30; A39131566 65

(v) if “30E/360” or “Eurobond Basis” is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: Day Count Fraction = [360 x (Y2 -Y1)] + [30 x (M2 -M1)]+ (D2 -D1) 360 where: “Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; “M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30; (vi) if “30E/360 (ISDA)” is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: Day Count Fraction = [360 x (Y2 -Y1)] + [30 x (M2 -M1)]+ (D2 -D1) 360 where: “Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; “M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “D1” is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30; (vii) if “Actual/Actual-ICMA” is specified in the relevant Final Terms, (A) if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the actual number of days in the Calculation Period divided by the A39131566 66 product of (x) the actual number of days in such Determination Period and (y) the number of Determination Periods in any year; and (B) if the Calculation Period is longer than one Determination Period, the sum of: (x) the actual number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (1) the actual number of days in such Determination Period and (2) the number of Determination Periods in any year; and (y) the actual number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the actual number of days in such Determination Period and (2) the number of Determination Periods in any year, where: “Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date; and “Determination Date” means the date specified as such in the relevant Final Terms or, if none is so specified, the Interest Payment Date; (viii) if “RBA Bond Basis” or “Australian Bond Basis” is specified in the relevant Final Terms, one divided by the number of Interest Payment Dates in each 12 month period or, where the relevant period does not constitute an Interest Period, the product of: (A) one divided by the number of Interest Payment Dates in each 12 month period; and (B) the number of days in the relevant period divided by the actual number of days in the Interest Period ending on the next Interest Payment Date; and (ix) If “Actual/Actual Canadian Compound Method” is specified in the applicable Final Terms, whenever it is necessary to compute any amount of accrued interest in respect of the Instruments for a period of less than one full year, other than in respect of any specified Interest Amount, such interest will be calculated on the basis of the actual number of days in the Calculation Period and a year of 365 days. “Effective Date” means, with respect to any Floating Rate to be determined on an Interest Determination Date, the date specified as such in the relevant Final Terms or, if none is so specified, the first day of the Interest Accrual Period to which such Interest Determination Date relates. “Euro-zone” means the region comprising of Member States of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community as amended. “Interest Accrual Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date. “Interest Amount” means: (i) in respect of an Interest Accrual Period, the amount of interest payable per Calculation Amount for that Interest Accrual Period and which, in the case of Fixed Rate Instruments, and unless otherwise specified in the relevant Final Terms, shall mean the Fixed Coupon Amount or Broken Amount specified in the relevant Final Terms as A39131566 67 being payable on the Interest Payment Date ending the Interest Period of which such Interest Accrual Period forms part; and (ii) in respect of any other period, the amount of interest payable per Calculation Amount for that period. “Interest Commencement Date” means the Issue Date or such other date as may be specified in the relevant Final Terms. “Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such in the relevant Final Terms or, if none is so specified, (i) the first day of such Interest Accrual Period if the Specified Currency is Sterling or (ii) the day falling two Business Days in London prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling nor euro or (iii) the day falling two TARGET Business Days prior to the first day of such Interest Accrual Period if the Specified Currency is euro. “Interest Payment Date” means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant Final Terms and, if a Business Day Convention is specified in the relevant Final Terms, as the same may be adjusted in accordance with the relevant Business Day Convention. “Interest Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date unless otherwise specified in the applicable Final Terms. “Interest Period Date” means each Interest Payment Date unless otherwise specified in the relevant Final Terms. “ISDA Definitions” means the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., as may be amended or supplemented from time to time. “Page” means such page, section, caption, column or other part of a particular information service (including, but not limited to, the Reuters Market 3000 (“Reuters”)) as may be specified for the purpose of providing a Relevant Rate, or such other page, section, caption, column or other part as may succeed or replace it on that information service or on such other information service, in each case as may be nominated by the person or organisation providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to that Relevant Rate. “Rate of Interest” means the rate of interest payable from time to time in respect of this Instrument and that is either specified on, or calculated in accordance with the provisions of, the relevant Final Terms. “Redemption Amount” means, as appropriate, the Final Redemption Amount, the Early Redemption Amount (Tax), the Optional Redemption Amount (Call), the Optional Redemption Amount (Put), the Early Termination Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with the provisions of the relevant Final Terms. “Reference Banks” means the institutions specified as such in the relevant Final Terms or, if none, five leading banks selected by the Calculation Agent in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely A39131566 68 connected with the Benchmark (which, if EURIBOR is the relevant Benchmark, shall be Europe, in the case of AUD-BBR-BBSW, the financial institutions authorised to quote on the Reuters Screen BBSW Page, in the case of CAD-BA-CDOR, four major Canadian Schedule I chartered banks). “Relevant Financial Centre” means, with respect to any Floating Rate to be determined in accordance with a Screen Rate Determination on an Interest Determination Date, the financial centre as may be specified as such in the relevant Final Terms or, if none is so specified, the financial centre with which the relevant Benchmark is most closely connected (which, in the case of EURIBOR, shall be Europe) or, if none is so connected, London. “Relevant Rate” means the Benchmark for a Representative Amount of the Specified Currency for a period (if applicable or appropriate to the Benchmark) equal to the Specified Duration commencing on the Effective Date. “Relevant Time” means, with respect to any Interest Determination Date, the local time in the Relevant Financial Centre specified in the relevant Final Terms or, if no time is specified, the local time in the Relevant Financial Centre at which it is customary to determine bid and offered rates in respect of deposits in the Specified Currency in the interbank market in the Relevant Financial Centre or, if no such customary local time exists, 11.00 hours in the Relevant Financial Centre and, for the purpose of this definition “local time” means, with respect to Europe as a Relevant Financial Centre, Brussels time. “Representative Amount” means, with respect to any Floating Rate to be determined in accordance with a Screen Rate Determination on an Interest Determination Date, the amount specified as such in the relevant Final Terms or, if none is specified, an amount that is representative for a single transaction in the relevant market at the time. “Specified Currency” means the currency specified as such in the relevant Final Terms or, if none is specified, the currency in which the Instruments are denominated. “Specified Duration” means, with respect to any Floating Rate to be determined in accordance with a Screen Rate Determination on an Interest Determination Date, the duration specified in the relevant Final Terms or, if none is specified, a period of time equal to the relevant Interest Accrual Period, ignoring any adjustment pursuant to Condition 3.2.2. “TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor to it. 3.9 Calculation Agent and Reference Banks The Issuer shall procure that there shall at all times be four Reference Banks (or such other number as may be required) with offices in the Relevant Financial Centre and one or more Calculation Agents if provision is made for them in the relevant Final Terms and for so long as any Instrument is outstanding. If any Reference Bank (acting through its relevant office) is unable or unwilling to continue to act as a Reference Bank, then the Issuer shall (with the prior approval of the Trustee) appoint another Reference Bank with an office in the Relevant Financial Centre to act as such in its place. Where more than one Calculation Agent is appointed in respect of the Instruments, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under these Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for an Interest Period or Interest Accrual Period or to calculate any Interest Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, or to comply with any other requirement, the Issuer shall (with the prior approval of the Trustee) appoint A39131566 69 a leading bank or investment banking firm engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) which is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as specified in this paragraph. 3.10 Benchmark Discontinuation This Condition 3.10 applies only where Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined. 3.10.1 Independent Adviser Notwithstanding Conditions 3.2.3(b)(y) and 3.2.3(b)(z), if the Issuer determines that a Benchmark Event has occurred in relation to an Original Reference Rate when any Rate of Interest (or any component part thereof) remains to be determined by reference to such Original Reference Rate, the Issuer shall use its reasonable endeavours to appoint and consult with an Independent Adviser, as soon as reasonably practicable, to advise the Issuer in determining a Successor Rate, failing which an Alternative Rate (in accordance with Condition 3.10.2) and, in either case, an Adjustment Spread and any Benchmark Amendments (in accordance with Condition 3.10.4). In making such determination and any other determination pursuant to this Condition 3.10, the Issuer shall act in good faith and in a commercially reasonable manner. In the absence of fraud, the Independent Adviser shall have no liability whatsoever to the Trustee, the Paying Agents, or the Instrumentholders for any advice given to the Issuer in connection with any determination made by the Issuer, pursuant to this Condition 3.10. If the Issuer fails to determine a Successor Rate or, failing which, an Alternative Rate in accordance with this Condition 3.10.1 prior to the date three Business Days prior to the relevant Interest Determination Date, the Rate of Interest applicable to the next succeeding Interest Accrual Period shall be equal to the Rate of Interest last determined in relation to the Instruments in respect of the immediately preceding Interest Accrual Period. If there has not been a first Interest Payment Date, the Rate of Interest shall be the initial Rate of Interest. Where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Accrual Period shall be substituted in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period. For the avoidance of doubt, this paragraph shall apply to the relevant next succeeding Interest Accrual Period only and any subsequent Interest Accrual Periods are subject to the subsequent operation of, and to adjustment as provided in, the first paragraph of this Condition 3.10. 3.10.2 Successor Rate or Alternative Rate If the Issuer, following consultation with the Independent Adviser or acting alone, as the case may be, determines that: (a) there is a Successor Rate, then such Successor Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Instruments (subject to the operation of this Condition 3.10); or A39131566 70

(b) there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Instruments (subject to the operation of this Condition 3.10). 3.10.3 Adjustment Spread The Adjustment Spread (or the formula or methodology for determining the Adjustment Spread) shall be applied to the Successor Rate or the Alternative Rate (as the case may be). 3.10.4 Benchmark Amendments If any Successor Rate or Alternative Rate and, in either case, the applicable Adjustment Spread is determined in accordance with this Condition 3.10 and the Issuer, following consultation with the Independent Adviser, determines (i) that amendments to these Terms and Conditions, the Agency Agreement and/or the Trust Deed are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and/or (in either case) the applicable Adjustment Spread (provided that the amendments do not, without the consent of the Calculation Agent, impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions attached to it) (such amendments, the “Benchmark Amendments”) and (ii) the terms of the Benchmark Amendments, then the Issuer shall, subject to giving notice thereof in accordance with Condition 3.10.5, without any requirement for the consent or approval of Instrumentholders, vary these Conditions, the Agency Agreement and/or the Trust Deed to give effect to such Benchmark Amendments with effect from the date specified in such notice. At the request of the Issuer, but subject to receipt by the Trustee and the Issuing and Paying Agent of a certificate signed by two Directors of the Issuer pursuant to Condition 3.10.5, the Trustee and the Issuing and Paying Agent shall (at the expense and direction of the Issuer), without any requirement for the consent or approval of the Instrumentholders be obliged to concur with the Issuer in using its reasonable endeavours to effect any Benchmark Amendments (including, inter alia, by the execution of a deed supplemental to or amending the Trust Deed) and the Trustee and the Issuing and Paying Agent shall not be liable to any party for any consequences thereof, provided that the Trustee and the Issuing and Paying Agent shall not be obliged so to concur if in the opinion of the Trustee or the Issuing and Paying Agent doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the rights and/or the protective provisions afforded to it in these Conditions and/or any documents to which it is a party (including, for the avoidance of doubt, any supplemental trust deed) in any way. In connection with any such variation in accordance with this Condition 3.10.4, the Issuer shall comply with the rules of any stock exchange on which the Instruments are for the time being listed or admitted to trading. 3.10.5 Notices, etc. Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments determined under this Condition 3.10 will be notified promptly by the Issuer to the Trustee, the Calculation Agent, the Paying Agents and, in accordance with Condition 13, the Instrumentholders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any. A39131566 71

No later than notifying the Trustee and the Issuing and Paying Agent of the same, the Issuer shall deliver to the Trustee and the Issuing and Paying Agent a certificate signed by two Directors of the Issuer: (a) confirming (i) that a Benchmark Event has occurred, (ii) the Successor Rate or, as the case may be, the Alternative Rate, (iii) the applicable Adjustment Spread and (iv) the specific terms of the Benchmark Amendments (if any), in each case as determined in accordance with the provisions of this Condition 3.10; and (b) certifying that the Benchmark Amendments (if any) are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread. The Trustee and the Issuing and Paying Agent shall be entitled to rely on such certificate (without enquiry or liability to any person) as sufficient evidence thereof. The Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error in the determination of the Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) and without prejudice to the Trustee’s and the Issuing and Paying Agent’s ability to rely on such certificate as aforesaid) be binding on the Issuer, the Trustee, the Calculation Agent, the Paying Agents and the Instrumentholders. 3.10.6 Survival of Original Reference Rate Without prejudice to the obligations of the Issuer under Condition 3.10.1, 3.10.2, 3.10.3 and 3.10.4, the Original Reference Rate and the fallback provisions provided for in Condition 3.2.3 will continue to apply unless and until the Issuer determines that a Benchmark Event has occurred and the relevant Paying Agent has been notified of the Successor Rate or the Alternative Rate (as the case may be), and any Adjustment Spread and Benchmark Amendments, in accordance with Condition 3.10.5. 3.10.7 Definitions As used in this Condition 3.10: “Adjustment Spread” means either (a) a spread (which may be positive, negative or zero) or (b) a formula or methodology for calculating a spread, in each case to be applied to the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which: (a) in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body; or (if no such recommendation has been made, or in the case of an Alternative Rate) (b) the Issuer, following consultation with the Independent Adviser or acting alone, as the case may be, determines is customarily applied to the relevant Successor Rate or the Alternative Rate (as the case may be) in international debt capital markets transactions to produce an industry-accepted replacement rate for the Original Reference Rate; or (if the Issuer determines that no such spread is customarily applied) (c) the Issuer, following consultation with the Independent Adviser or acting alone, as the case may be, determines is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original A39131566 72

Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be). “Alternative Rate” means an alternative benchmark or screen rate which the Issuer following consultation with the Independent Adviser, determines is customarily applied in international debt capital markets transactions for the purposes of determining floating rates of interest (or the relevant component part thereof) in the same Specified Currency as the Instruments. “Benchmark Amendments” has the meaning given to it in Condition 3.10.4. “Benchmark Event” means: (1) the Original Reference Rate ceasing to be published for a period of at least five Business Days or ceasing to exist; or (2) a public statement by the administrator of the Original Reference Rate that it has ceased or that it will cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate); or (3) a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been or will be permanently or indefinitely discontinued; or (4) a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will be prohibited from being used either generally, or in respect of the Instruments; or (5) a public statement by the regulatory supervisor for the administrator of the Original Reference Rate announcing that the Original Reference Rate is no longer representative or may no longer be used; or (6) it has or will become unlawful for any Paying Agent, the Calculation Agent or the Issuer to calculate any payments due to be made to any Instrumentholders using the Original Reference Rate, provided that in the case of sub-paragraphs (2), (3), (4) and (5), the Benchmark Event shall be deemed to occur on the date of the cessation of publication of the Original Reference Rate, the discontinuation of the Original Reference Rate, or the prohibition of use of the Original Reference Rate, as the case may be, and not the date of the relevant public statement. “Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Issuer at its own expense under Condition 3.10.1 and notified in writing to the Trustee. “Original Reference Rate” means the originally-specified benchmark or screen rate (as applicable) used to determine the Rate of Interest (or any component part thereof) on the Instruments or, if applicable, any other Successor or Alternative Rate (or any component part thereof) determined and applicable to the Instruments pursuant to the earlier operation of Condition 3.10. “Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable): A39131566 73

(i) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or (ii) any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof. “Successor Rate” means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body. 4 Indexation This Condition 4 is applicable only if the relevant Final Terms specifies the Instruments as Index Linked Instruments. 4.1 Definitions For the purposes of Conditions 4.1 to 4.6, unless the context otherwise requires, the following defined terms shall have the following meanings: “Base Index Figure” means (subject to Condition 4.3(i)) the base index figure as specified in the relevant Final Terms; “CPI” means the U.K. Consumer Prices Index (for all items) published by the Office for National Statistics (January 2015 = 100) or any comparable index which may replace the U.K. Consumer Prices Index for the purpose of calculating the amount payable on repayment of the Indexed Benchmark Gilt (if any). Where CPI is specified as the Index in the relevant Final Terms, any reference to the “Index Figure” which is specified in the relevant Final Terms as: (i) applicable to the first calendar day of any month shall, subject as provided in Conditions 4.3 and 4.5, be construed as a reference to the Index Figure published in the second month prior to that particular month and relating to the month before that of publication; or (ii) applicable to any other day in any month shall, subject as provided in Conditions 4.3 and 4.5, be calculated by linear interpolation between (x) the Index Figure applicable to the first calendar day of the month in which the day falls, calculated as specified in paragraph (i) above and (y) the Index Figure applicable to the first calendar day of the month following, calculated as specified in paragraph (i) above and rounded to the nearest fifth decimal place. “CPIH” means the all items consumer prices index including owner occupiers’ housing costs and council tax for the United Kingdom published by the Office for National Statistics (January 2015 = 100) or any comparable index which may replace the all items consumer prices index including owner occupiers’ housing costs and council tax for the United Kingdom for the purpose of calculating the amount payable on repayment of the Indexed Benchmark Gilt (if any). Where CPIH is specified as the Index in the relevant Final Terms, any reference to the “Index Figure” which is specified in the relevant Final Terms as: (i) applicable to the first calendar day of any month shall, subject as provided in Conditions 4.3 and 4.5, be construed as a reference to the Index Figure published in the second month prior to that particular month and relating to the month before that of publication; or (ii) applicable to any other day in any month shall, subject as provided in Conditions 4.3 and 4.5, be calculated by linear interpolation between (x) the Index Figure applicable to the first calendar day A39131566 74 of the month in which the day falls, calculated as specified in paragraph (i) above and (y) the Index Figure applicable to the first calendar day of the month following, calculated as specified in paragraph (i) above and rounded to the nearest fifth decimal place; “Her Majesty’s Treasury” means Her Majesty’s Treasury or any officially recognised party performing the function of a calculation agent (whatever such party’s title), on its or its successor’s behalf, in respect of the Reference Gilt; “Index” means, subject as provided in Condition 4.3(i), either CPI, CPIH or RPI as specified in the relevant Final Terms; “Indexed Benchmark Gilt” means the index-linked sterling obligation of the United Kingdom Government listed on the Official List of the Financial Conduct Authority (in its capacity as competent authority under the Financial Services and Markets Act 2000, as amended) and traded on the London Stock Exchange whose average maturity most closely matches that of the Instruments as a gilt-edged market maker or other adviser selected by the Issuer (an “Indexation Adviser”) shall determine to be appropriate; “Index Figure” has the definition given to such term in the definition of “CPI”, “CPIH” or “RPI”, as applicable; “Index Ratio” applicable to any month or date, as the case may be, means the Index Figure applicable to such month or date, as the case may be, divided by the Base Index Figure and rounded to the nearest fifth decimal place; “Limited Index Ratio” means (a) in respect of any month or date, as the case may be, prior to the relevant Issue Date, the Index Ratio for that month or date, as the case may be, (b) in respect of any Limited Indexation Date after the relevant Issue Date, the product of the Limited Indexation Factor for that month or date, as the case may be, and the Limited Index Ratio as previously calculated in respect of the month or date, as the case may be, twelve months prior thereto; and (c) in respect of any other month, the Limited Index Ratio as previously calculated in respect of the most recent Limited Indexation Month; “Limited Indexation Date” means any date falling during the period specified in the relevant Final Terms for which a Limited Indexation Factor is to be calculated; “Limited Indexation Factor” means, in respect of a Limited Indexation Month or Limited Indexation Date, as the case may be, the ratio of the Index Figure applicable to that month or date, as the case may be, divided by the Index Figure applicable to the month or date, as the case may be, twelve months prior thereto, provided that (a) if such ratio is greater than the Maximum Indexation Factor specified in the relevant Final Terms, it shall be deemed to be equal to such Maximum Indexation Factor and (b) if such ratio is less than the Minimum Indexation Factor specified in the relevant Final Terms, it shall be deemed to be equal to such Minimum Indexation Factor; “Limited Indexation Month” means any month specified in the relevant Final Terms for which a Limited Indexation Factor is to be calculated; “Limited Index Linked Instruments” means Index Linked Instruments to which a Maximum Indexation Factor and/or a Minimum Indexation Factor (as specified in the relevant Final Terms) applies; “Redemption Date” means any date on which the Instruments are redeemed in accordance with Condition 4.6, Condition 5.1, Condition 5.2, Condition 5.4, Condition 5.5, Condition 5.6 or Condition 5.7; A39131566 75

“Reference Gilt” means the index-linked Treasury Stock/Treasury Gilt specified as such in the relevant Final Terms for so long as such gilt is in issue, and thereafter such issue of index-linked Treasury Stock/Treasury Gilt determined to be appropriate by an Indexation Adviser; and “RPI” means the U.K. Retail Prices Index (for all items) published by the Office for National Statistics (January 1987 = 100) or any comparable index which may replace the U.K. Retail Prices Index for the purpose of calculating the amount payable on repayment of the Reference Gilt. Where RPI is specified as the Index in the relevant Final Terms, any reference to the “Index Figure” which is specified in the relevant Final Terms as: (i) applicable to a particular month, shall, subject as provided in Conditions 4.3 and 4.5, be construed as a reference to the Index Figure published in the seventh month prior to that particular month and relating to the month before that of publication; or (ii) applicable to the first calendar day of any month shall, subject as provided in Conditions 4.3 and 4.5, be construed as a reference to the Index Figure published in the second month prior to that particular month and relating to the month before that of publication; or (iii) applicable to any other day in any month shall, subject as provided in Conditions 4.3 and 4.5, be calculated by linear interpolation between (x) the Index Figure applicable to the first calendar day of the month in which the day falls, calculated as specified in paragraph (ii) above and (y) the Index Figure applicable to the first calendar day of the month following, calculated as specified in paragraph (ii) above and rounded to the nearest fifth decimal place. 4.2 Application of the Index Ratio Each payment of interest and principal in respect of the Instruments shall be the amount provided in, or determined in accordance with, these Conditions, multiplied by the Index Ratio or Limited Index Ratio in the case of Limited Index Linked Instruments applicable to the month or date, as the case may be, in or on which such payment falls to be made and rounded in accordance with Condition 3.5. 4.3 Changes in Circumstances Affecting the Index (i) Change in base: If at any time and from time to time the Index is changed by the substitution of a new base therefor, then with effect from the month from and including that in which such substitution takes effect or the first date from and including that on which such substitution takes effect, as the case may be, (1) the definition of “Index” and “Index Figure” in Condition 4.1 shall be deemed to refer to the new date, or month or year (as applicable) in substitution for January 1987 (where RPI is specified as the Index in the relevant Final Terms) or 2015 (where CPI or CPIH is specified as the Index in the relevant Final Terms) (or, as the case may be, to such other date, month or year as may have been substituted therefor), and (2) the new Base Index Figure shall be the product of the existing Base Index Figure and the Index Figure for the date on which such substitution takes effect, divided by the Index Figure for the date immediately preceding the date on which such substitution takes effect. (ii) Delay in publication of RPI if paragraph (i) of the definition of Index Figure for RPI is applicable: If the Index Figure which is normally published in the seventh month and which relates to the eighth month (the “relevant month”) before the month in which a payment is due to be made is not published on or before the fourteenth business day before the date on which such payment is due (the “date for payment”), the Index Figure applicable to the month in which the date for payment falls shall be (1) such substitute index figure (if any) as the Trustee considers (acting solely on the advice of the Indexation Adviser) to have been published by the United Kingdom Debt Management Office or the Bank of England, as the case may be, (or such other body designated by the U.K. Government for such purpose) for A39131566 76 the purposes of indexation of payments on the Reference Gilt or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by an Indexation Adviser (and approved by the Trustee (acting solely on the advice of the Indexation Adviser)) or (2) if no such determination is made by such Indexation Adviser within seven days, the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 4.3(i)) before the date for payment. (iii) Delay in publication of relevant Index if paragraph (i) and/or (ii) of the definition of Index Figure for CPI or CPIH is applicable or if paragraph (ii) and/or (iii) of the definition of Index Figure for RPI is applicable: If the Index Figure relating to any month (the “calculation month”) which is required to be taken into account for the purposes of the determination of the Index Figure for any date is not published on or before the fourteenth business day before the date on which such payment is due (the “date for payment”), the Index Figure applicable for the relevant calculation month shall be (1) such substitute index figure (if any) as the Trustee considers (acting solely on the advice of the Indexation Adviser) to have been published by the United Kingdom Debt Management Office or the Bank of England, as the case may be, (or such other body designated by the U.K. Government for such purpose) for the purposes of indexation of payments on the Reference Gilt or the Indexed Benchmark Gilt (as applicable) or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by an Indexation Adviser (and approved by the Trustee (acting solely on the advice of the Indexation Adviser)) or (2) if no such determination is made by such Indexation Adviser within seven days, the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 4.3(i)) before the date for payment. 4.4 Application of Changes Where the provisions of Condition 4.3(ii) or Condition 4.3(iii) apply, the determination of the Indexation Adviser as to the Index Figure applicable to the month in which the date for payment falls or the date for payment, as the case may be, shall be conclusive and binding. If, an Index Figure having been applied pursuant to Condition 4.3(ii)(2) or Condition 4.3(iii)(2), the Index Figure relating to the relevant month or relevant calculation month, as the case may be, is subsequently published while an Instrument is still outstanding, then: (i) in relation to a payment of principal or interest in respect of such Instrument other than upon final redemption of such Instrument, the principal or interest (as the case may be) next payable after the date of such subsequent publication shall be increased or reduced, as the case may be, by an amount equal to the shortfall or excess, as the case may be, of the amount of the relevant payment made on the basis of the Index Figure applicable by virtue of Condition 4.3(ii)(2) or Condition 4.3(iii)(2) below or above the amount of the relevant payment that would have been due if the Index Figure subsequently published had been published on or before the fourteenth business day before the date for payment; and (ii) in relation to a payment of principal or interest upon final redemption, no subsequent adjustment to amounts paid will be made. 4.5 Material Changes to or Cessation of the Index (i) Material changes to the relevant Index: (a) CPI and CPIH: Where CPI or CPIH is specified in the relevant Final Terms as the Index and (1) if notice is published by Her Majesty’s Treasury, or on its behalf, following a change to the coverage or the basic calculation of such Index, then the A39131566 77

Calculation Agent shall make any such adjustments to the Index consistent with any adjustments made to the Index as applied to the relevant Indexed Benchmark Gilt; or (2) any change is made to the coverage or the basic calculation of such Index which constitutes a fundamental change which would, in the opinion of either the Issuer or the Trustee (acting solely on the advice of an Indexation Adviser), be materially prejudicial to the interests of the Issuer or the Instrumentholders, as the case may be, the Issuer or the Trustee (as applicable) shall give written notice of such occurrence to the other party. Promptly after the giving of such notice, the Issuer and the Trustee (acting solely on the advice of the Indexation Adviser) together shall seek to agree for the purpose of the Instruments one or more adjustments to CPI or CPIH (as applicable) or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Instrumentholders in no materially better and no materially worse position than they would have been had the relevant fundamental change to CPI or CPIH (as applicable) not been made. If the Issuer and the Trustee (acting solely on the advice of the Indexation Adviser) fail to reach agreement as mentioned above within 20 Business Days following the giving of notice as mentioned above, a bank or other person in London shall be appointed by the Issuer and the Trustee or, failing agreement on and the making of such appointment within 20 Business Days following the expiry of the 20 day period referred to above, by the Trustee (acting solely on the advice of the Indexation Adviser) (in each case, such bank or other person so appointed being referred to as the “Expert”), to determine for the purpose of the Instruments one or more adjustments to CPI or CPIH (as applicable) or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Instrumentholders in no materially better and no materially worse position than they would have been had the relevant fundamental change to CPI or CPIH (as applicable) not been made. Any Expert so appointed shall act as an expert and not as an arbitrator and all fees, costs and expenses of the Expert and of any Indexation Adviser and of any of the Issuer and the Trustee in connection with such appointment shall be borne by the Issuer (b) RPI: Where RPI is specified in the relevant Final Terms as the Index and if notice is published by Her Majesty’s Treasury, or on its behalf, following a change to the coverage or the basic calculation of such Index, then the Calculation Agent shall make any such adjustments to the Index consistent with any adjustments made to the Index as applied to the Reference Gilt (ii) Cessation of the relevant Index: If the Trustee and the Issuer have been notified by the Calculation Agent that the relevant Index has ceased to be published, or if Her Majesty’s Treasury or the Office for National Statistics, as the case may be, or a person acting on its behalf, announces that it has ceased to publish the relevant Index, then the Calculation Agent shall determine a successor index in lieu of any previously applicable index (the “Successor Index”) by using the following methodology: A39131566 78

(a) if at any time a successor index has been designated by Her Majesty’s Treasury in respect of the Reference Gilt, such successor index shall be designated the “Successor Index” for the purposes of all subsequent Interest Payment Dates, notwithstanding that any other Successor Index may previously have been determined under paragraphs (b) or (c) below. This provision will only be applicable when RPI is specified in the relevant Final Terms as the Index; or (b) the Issuer and the Trustee (acting solely on the advice of the Indexation Adviser) together shall seek to agree for the purpose of the Instruments one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Instrumentholders in no materially better and no materially worse position than they would have been had the Index not ceased to be published. If the relevant Final Terms specify RPI as the Index then this paragraph (b) will only be applicable provided the Successor Index has not been determined under paragraph (a) above; or (c) if the Issuer and the Trustee (acting solely on the advice of the Indexation Adviser) fail to reach agreement as mentioned above within 20 business days following the giving of notice as mentioned in paragraph (ii), a bank or other person in London shall be appointed by the Issuer and the Trustee or, failing agreement on and the making of such appointment within 20 business days following the expiry of the 20 day period referred to above, by the Trustee (acting solely on the advice of the Indexation Adviser) (in each case, such bank or other person so appointed being referred to as the “Expert”), to determine for the purpose of the Instruments one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Instrumentholders in no materially better and no materially worse position than they would have been had the Index not ceased to be published. Any Expert so appointed shall act as an expert and not as an arbitrator and all fees, costs and expenses of the Expert and of any Indexation Adviser and of any of the Issuer and the Trustee in connection with such appointment shall be borne by the Issuer. (iii) Adjustment or replacement: The Index shall be adjusted or replaced by a substitute index pursuant to the foregoing paragraphs, as the case may be, and references in these Conditions to the Index and to any Index Figure shall be deemed amended in such manner as the Trustee (acting solely on the advice of the Indexation Adviser and the Issuer agree are appropriate to give effect to such adjustment or replacement. Such amendments shall be effective from the date of such notification and binding upon the Issuer, the Trustee and the Instrumentholders, and the Issuer shall give notice to the Instrumentholders in accordance with Condition 14 of such amendments as promptly as practicable following such notification or adjustment. 4.6 Redemption for Index Reasons If either (i) the Index Figure for three consecutive months is required to be determined on the basis of an Index Figure previously published as provided in Condition 4.3(ii)(2) or 4.3 (iii)(2), as applicable and the Trustee has been notified by the Calculation Agent that publication of the Index has ceased or (ii) notice is published by Her Majesty’s Treasury, or on its behalf, following a change in relation to the Index, offering a right of redemption to the holders of the Reference Gilt or the Indexed Benchmark Gilt (as applicable), and (in either case) no amendment or substitution of the Index shall have been designated by Her Majesty’s Treasury in respect of the Reference Gilt or the Indexed Benchmark Gilt (as applicable) to the Issuer and such circumstances are continuing, the Issuer may, upon giving not more than 60 nor less than 30 days’ notice to the Instrumentholders (or such other A39131566 79 notice period as may be specified in the relevant Final Terms) in accordance with Condition 14, redeem all, but not some only, of the Instruments at their principal amount together with interest accrued but unpaid up to and including the date of redemption (in each case adjusted in accordance with Condition 4.2). 4.7 HICP Where HICP (as defined below) is specified as the Index or Index Level (each as defined below) in the relevant Final Terms, Conditions 4.7 to 4.10 will apply. For the purposes of Conditions 4.7 to 4.10, unless the context otherwise requires, the following defined terms shall have the following meanings: “Base Index Level” means the base index level as specified in the relevant Final Terms; “Index” or “Index Level” means (subject as provided in Condition 4.9) the non-revised Harmonised Index of Consumer Prices excluding tobacco or relevant Successor Index (as defined in Condition 4.9(i)), measuring the rate of inflation in the European Monetary Union excluding tobacco, expressed as an index and published by Eurostat (the “HICP”). The first publication or announcement of a level of such index for a calculation month (as defined in Condition 4.9(i)) shall be final and conclusive and later revisions to the level for such calculation month will not be used in any calculations. Any reference to the Index Level which is specified in these Conditions as applicable to any day (“d”) in any month (“m”) shall, subject as provided in Condition 4.9, be calculated as follows: ௡௕ௗ Id = HICP m-3 + x (HICP m-2 – HICP m-3) ௤௠ where: Id is the Index Level for the day d HICP m-2 is the level of HICP for month m-2 HICP m-3 is the level of HICP for month m-3 nbd is the actual number of days from and excluding the first day of month m to but including day d; and q m is the actual number of days in month m, provided that if Condition 4.9 applies, the Index Level shall be the Substitute Index Level determined in accordance with such Condition. “Index Business Day” means a day on which the TARGET System is operating; “Index Determination Date” means in respect of any date for which the Index Level is required to be determined, the fifth Index Business Day prior to such date; “Index Ratio” applicable to any date means the Index Level applicable to the relevant Index Determination Date divided by the Base Index Level and rounded to the nearest fifth decimal place, 0.000005 being rounded upwards; and “Related Instrument” means an inflation-linked bond selected by the Calculation Agent that is a debt obligation of one of the governments (but not any government agency) of France, Italy, Germany or Spain and which pays a coupon or redemption amount which is calculated by reference to the level of inflation in the European Monetary Union with a maturity date which falls on (a) the same day as the Maturity Date, (b) the next longest maturity date after the Maturity Date if there is no such bond maturing on the Maturity Date, or (c) the next shortest maturity before the Maturity A39131566 80

Date if no bond defined in (a) or (b) is selected by the Calculation Agent. The Calculation Agent will select the Related Instrument from such of those inflation-linked bonds issued on or before the relevant Issue Date and, if there is more than one such inflation-linked bond maturing on the same date, the Related Instrument shall be selected by the Calculation Agent from such of those bonds. If the Related Instrument is redeemed, the Calculation Agent will select a new Related Instrument on the same basis, but selected from all eligible bonds in issue at the time the originally selected Related Instrument is redeemed (including any bond for which the redeemed originally selected Related Instrument is exchanged). 4.8 Application of the Index Ratio Each payment of interest and principal in respect of the Instruments shall be the amount provided in, or determined in accordance with, these Conditions, multiplied by the Index Ratio applicable to the date on which such payment falls to be made and rounded in accordance with Condition 3.5. 4.9 Changes in Circumstances Affecting the Index (i) Delay in publication of Index: (a) If the Index Level relating to any month (the “calculation month”) which is required to be taken into account for the purposes of the determination of the Index Level for any date (the “Relevant Level”) has not been published or announced by the day that is five Business Days before the date on which such payment is due (the “Affected Payment Date”), the Calculation Agent shall determine a Substitute Index Level (as defined below) (in place of such Relevant Level) by using the following methodology: (1) if applicable, the Calculation Agent will take the same action to determine the Substitute Index Level for the Affected Payment Date as that taken by the calculation agent (or any other party performing the function of a calculation agent (whatever such party’s title)) pursuant to the terms and conditions of the Related Instrument; (2) if (1) above does not result in a Substitute Index Level for the Affected Payment Date for any reason, then the Calculation Agent shall determine the Substitute Index Level as follows: Substitute Index Level = Base Level x (Latest Level / Reference Level) where: “Base Level” means the level of the Index (excluding any flash estimates) published or announced by Eurostat (or any successor entity which publishes such index) in respect of the month which is 12 calendar months prior to the month for which the Substitute Index Level is being determined; “Latest Level” means the latest level of the Index (excluding any flash estimates) published or announced by Eurostat (or any successor entity which publishes such index) prior to the month in respect of which the Substitute Index Level is being calculated; and “Reference Level” means the level of the Index (excluding any flash estimates) published or announced by Eurostat (or any successor entity which publishes such index) in respect of the month that is 12 calendar months prior to the month referred to in “Latest Level” above. (b) If a Relevant Level is published or announced at any time after the day that is five Business Days prior to the next Interest Payment Date, such Relevant Level will not A39131566 81 be used in any calculations. The Substitute Index Level so determined pursuant to this Condition 4.9(i) will be the definitive level for that calculation month. (ii) Cessation of publication: If the Index Level has not been published or announced for two consecutive months or Eurostat announces that it will no longer continue to publish or announce the Index, then the Calculation Agent shall determine a successor index in lieu of any previously applicable Index (the “Successor Index”) by using the following methodology: (a) if at any time (other than after an Early Termination Event (as defined below) has been designated by the Calculation Agent pursuant to paragraph (e) below) a successor index has been designated by the calculation agent (or any other party performing the function of a calculation agent (whatever such party’s title)) pursuant to the terms and conditions of the Related Instrument, such successor index shall be designated the “Successor Index” for the purposes of all subsequent Interest Payment Dates, notwithstanding that any other Successor Index may previously have been determined under paragraphs (b), (c) or (d) below; or (b) if a Successor Index has not been determined under paragraph (a) above (and there has been no designation of an Early Termination Event pursuant to paragraph (e) below), and a notice has been given or an announcement has been made by Eurostat (or any successor entity which publishes such index) specifying that the Index will be superseded by a replacement index specified by Eurostat (or any such successor), and the Calculation Agent determines that such replacement index is calculated using the same or substantially similar formula or method of calculation as used in the calculation of the previously applicable Index, such replacement index shall be the Index from the date that such replacement index comes into effect; or (c) if a Successor Index has not been determined under paragraphs (a) or (b) above (and there has been no designation of an Early Termination Event pursuant to paragraph (e) below), the Calculation Agent shall ask five leading independent dealers to state what the replacement index for the Index should be. If between four and five responses are received, and of those four or five responses, three or more leading independent dealers state the same index, this index will be deemed the “Successor Index”. If three responses are received, and two or more leading independent dealers state the same index, this index will be deemed the “Successor Index”. If fewer than three responses are received, the Calculation Agent will proceed to paragraph (d) below; (d) if no Successor Index has been determined under paragraphs (a), (b) or (c) above on or before the fifth Index Business Day prior to the next Affected Payment Date the Calculation Agent will determine an appropriate alternative index for such Affected Payment Date, and such index will be deemed the “Successor Index”; (e) if the Calculation Agent determines that there is no appropriate alternative index, the Issuer and the Instrumentholders shall, in conjunction with the Calculation Agent, determine an appropriate alternative index. If the Issuer and the Instrumentholders, in conjunction with the Calculation Agent, do not reach agreement on an appropriate alternative index within a period of ten Business Days, then an Early Termination Event will be deemed to have occurred and the Issuer will redeem the Instruments pursuant to Condition 4.10. (iii) Rebasing of the Index: If the Calculation Agent determines that the Index has been or will be rebased at any time, the Index as so rebased (the “Rebased Index”) will be used for the purposes of determining each relevant Index Level from the date of such rebasing; provided, A39131566 82 however, that the Calculation Agent shall make such adjustments as are made by the calculation agent (or any other party performing the function of a calculation agent (whatever such party’s title)) pursuant to the terms and conditions of the Related Instrument to the levels of the Rebased Index so that the Rebased Index levels reflect the same rate of inflation as the Index before it was rebased. Any such rebasing shall not affect any prior payments made. (iv) Material Modification Prior to Interest Payment Date: If, on or prior to the day that is five Business Days before an Interest Payment Date, Eurostat announces that it will make a material change to the Index then the Calculation Agent shall make any such adjustments to the Index consistent with adjustments made to the Related Instrument. (v) Manifest Error in Publication: If, within thirty days of publication, the Calculation Agent determines that Eurostat (or any successor entity which publishes such index) has corrected the level of the Index to remedy a manifest error in its original publication, the Calculation Agent will notify the parties of (A) that correction, (B) the amount that is payable as a result of that correction and (C) take such other action as it may deem necessary to give effect to such correction. 4.10 Redemption for Index Reasons If an Early Termination Event as described under Condition 4.9(ii)(e) is deemed to have occurred, the Issuer will, upon giving not more than 60 nor less than 30 days’ notice to the Instrumentholders (or such other notice period as may be specified in the relevant Final Terms) in accordance with Condition 14, redeem all, but not some only, of the Instruments at their principal amount together with interest accrued but unpaid up to and including the date of redemption (in each case adjusted in accordance with Condition 4.8). 5 Redemption, Purchase and Options 5.1 Final Redemption Unless previously redeemed, purchased and cancelled as provided below, this Instrument will be redeemed at its Final Redemption Amount (which, unless otherwise provided, is its nominal amount) on the Maturity Date specified in the relevant Final Terms provided, however, that if this Instrument is a Perpetual Instrument it will only be redeemable and repayable in accordance with the following provisions of this Condition 5. 5.2 Redemption for Taxation Reasons If, on the occasion of the next payment in respect of the Instruments, the Issuer satisfies the Trustee immediately before the giving of the notice referred to below that it would be unable to make such payment without having to pay additional amounts as described in Condition 7, and such requirement to pay such additional amounts arises by reason of a change in the laws of the United Kingdom or any political sub-division of the United Kingdom or taxing authority in the United Kingdom or any political sub-division of the United Kingdom or in the interpretation or application of the laws of the United Kingdom or any political sub-division of the United Kingdom or in any applicable double taxation treaty or convention, which change becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Instruments, and such requirement cannot be avoided by the Issuer taking reasonable measures (such measures not involving any material additional payments by, or expense for, the Issuer), the Issuer may, at its option, on any Interest Payment Date or, if so specified in the relevant Final Terms at any time, having given not less than 30 nor more than 45 days’ notice to the Instrumentholders (or such other notice period as may be specified in the relevant Final Terms) in accordance with Condition 14, redeem all, but not some only, of the Instruments at their Early Redemption Amount together with interest accrued to the date of redemption, provided that the date fixed for redemption shall not be A39131566 83 earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts or make such withholding or deduction, as the case may be, were a payment in respect of the Instruments then due. Prior to the publication of any notice of redemption pursuant to this Condition 5.2, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer stating that the requirement referred to above cannot be avoided by the Issuer taking reasonable measures available to it and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out above in which event it shall be conclusive and binding on Instrumentholders and Couponholders. 5.3 Purchases The Issuer and any of its subsidiary undertakings may at any time purchase Instruments (provided that all unmatured Coupons and unexchanged Talons appertaining to them are attached or surrendered with them) in the open market or otherwise at any price. 5.4 Early Redemption 5.4.1 Zero Coupon Instruments: (a) The Early Redemption Amount payable in respect of any Zero Coupon Instrument, the Early Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Instrument pursuant to Condition 5.2 or upon it becoming due and payable as provided in Condition 9 shall be the Amortised Face Amount (calculated as provided below) of such Instrument unless otherwise specified in the relevant Final Terms. (b) Subject to the provisions of sub-paragraph (c) below, the Amortised Face Amount of any such Instrument shall be the scheduled Final Redemption Amount of such Instrument on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is specified in the relevant Final Terms, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Instruments if they were discounted back to their issue price on the Issue Date) compounded annually. (c) If the Early Redemption Amount payable in respect of any such Instrument, upon its redemption pursuant to Condition 5.2 or, if applicable, Condition 5.5 or 5.6 or upon it becoming due and payable as provided in Condition 9, is not paid when due, the Early Redemption Amount due and payable in respect of such Instrument shall be the Amortised Face Amount of such Instrument as defined in sub-paragraph (b) above, except that such sub-paragraph shall have effect as though the reference in that sub-paragraph to the date on which the Instrument becomes due and payable was replaced by a reference to the Relevant Date as defined in Condition 7. The calculation of the Amortised Face Amount in accordance with this sub-paragraph shall continue to be made (both before and after judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Instrument on the Maturity Date together with any interest that may accrue in accordance with Condition 3.2. Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction specified in the relevant Final Terms. 5.4.2 Other Instruments The Early Redemption Amount payable in respect of any Instrument (other than Instruments described in Condition 5.4.1 above), upon redemption of such Instrument pursuant to this A39131566 84

Condition 5.4 or upon it becoming due and payable as provided in Condition 9, shall be the Final Redemption Amount unless otherwise specified in the relevant Final Terms. 5.5 Redemption at the Option of the Issuer and Exercise of Issuer’s Options 5.5.1 Residual Holding Call Option If (i) Residual Holding Call Option is specified in the relevant Final Terms as applicable, and (ii) if at any time the Residual Holding Percentage or more of the aggregate nominal amount of Instruments originally issued shall have been redeemed or purchased and cancelled, the Issuer shall have the option to redeem such outstanding Instruments in whole, but not in part, at their Residual Holding Redemption Amount. Unless otherwise specified in the relevant Final Terms, the Residual Holding Redemption Amount will be calculated by the Calculation Agent by discounting the outstanding nominal amount of the Instruments and the remaining interest payments (if applicable) to the Maturity Date by a rate per annum (expressed as a percentage to the nearest one hundred thousandth of a percentage point (with halves being rounded up)) equal to the Benchmark Yield, being the yield on the Benchmark Security at the close of business on the third Business Day prior to the date fixed for such redemption, plus the Benchmark Spread. Where the specified calculation is to be made for a period of less than one year, it shall be calculated using the Benchmark Day Count Fraction. The Issuer will give not less than 15 nor more than 30 days’ irrevocable notice to the Instrumentholders and the Trustee of any such redemption pursuant to this Condition 5.5.1. 5.5.2 Call Option If Call Option is specified in the relevant Final Terms as applicable, the Issuer may, unless an Exercise Notice has been given pursuant to Condition 5.6, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Instrumentholders (or such other notice period as may be specified in the relevant Final Terms), redeem, or exercise any Issuer’s option in relation to, all or, if so provided, some of such Instruments on any Optional Redemption Date(s) or Option Exercise Date, as the case may be. Any such redemption of Instruments shall be at their Optional Redemption Amount together with interest accrued to but excluding the date fixed for redemption. Any such redemption or exercise must relate to Instruments of a nominal amount at least equal to the minimum nominal amount (if any) permitted to be redeemed specified in the relevant Final Terms and no greater than the maximum nominal amount (if any) permitted to be redeemed specified in the relevant Final Terms. All Instruments in respect of which any such notice is given shall be redeemed, or the Issuer’s option shall be exercised, on the date specified in such notice in accordance with this Condition. In the case of a partial redemption or a partial exercise of an Issuer’s option, the notice to Instrumentholders shall also contain the serial numbers of the Instruments to be redeemed, which shall have been drawn in such place as the Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws, listing authority and stock exchange requirements. 5.5.3 Make-whole Redemption Option If Make-whole Redemption Option is specified in the relevant Final Terms as applicable, the Issuer may, unless an Exercise Notice has been given pursuant to Condition 5.6, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Instrumentholders (or such other notice period as may be specified in the relevant Final Terms), redeem, or exercise any A39131566 85

Issuer’s option in relation to, all or, if so provided, some of such Instruments on any Make- whole Redemption Date(s). Any such redemption of Instruments shall be at an amount equal to the higher of the following, in each case together with interest accrued to but excluding the date fixed for redemption: (i) the nominal amount of the Instrument; and (ii) the nominal amount of the Instrument multiplied by the price (as reported in writing to the Issuer and the Trustee by a financial adviser (the “Financial Adviser”) appointed by the Issuer and approved by the Trustee) expressed as a percentage (rounded to the nearest fifth decimal places, 0.000005 being rounded upwards) at which the Gross Redemption Yield on the Instruments on the Determination Date specified in the Final Terms is equal to the Gross Redemption Yield at the Quotation Time specified in the relevant Final Terms on the Determination Date of the Reference Bond specified in the relevant Final Terms (or, where the Financial Adviser advises the Trustee that, for reasons of illiquidity or otherwise, such Reference Bond is not appropriate for such purpose, such other government stock as such Financial Adviser may recommend) plus any applicable Redemption Margin specified in the Final Terms. Any such redemption or exercise must relate to Instruments of a nominal amount at least equal to the minimum nominal amount (if any) permitted to be redeemed specified in the relevant Final Terms and no greater than the maximum nominal amount (if any) permitted to be redeemed specified in the relevant Final Terms. All Instruments in respect of which any such notice is given shall be redeemed, or the Issuer’s option shall be exercised, on the date specified in such notice in accordance with this Condition. In the case of a partial redemption or a partial exercise of an Issuer’s option, the notice to Instrumentholders shall also contain the serial numbers of the Instruments to be redeemed, which shall have been drawn in such place as the Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws, listing authority and stock exchange requirements. In this Condition: “Gross Redemption Yield” means a yield calculated in accordance with generally accepted market practice at such time, as advised to the Trustee by the Financial Adviser. 5.6 Redemption at the Option of Instrumentholders and Exercise of Instrumentholders’ Options If Put Option is specified in the relevant Final Terms as applicable, the Issuer shall, at the option of the holder of any such Instrument, upon the holder of such Instrument giving not less than 15 nor more than 30 days’ notice to the Issuer (or such other notice period as may be specified in the relevant Final Terms) redeem such Instrument on the Optional Redemption Date(s) (as specified in the relevant Final Terms) at its Optional Redemption Amount (as specified in the relevant Final Terms) together with interest accrued to the date fixed for redemption. To exercise such option (which must be exercised on an Option Exercise Date) the holder must deposit such Instrument with any Paying Agent at its specified office, together with a duly completed option exercise notice (“Exercise Notice”) in the form obtainable from any Paying Agent within the Instrumentholders’ Option Period (as specified in the relevant Final Terms). No Instrument so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Issuer. A39131566 86

5.7 Cancellation All Instruments redeemed pursuant to any of the foregoing provisions will be cancelled forthwith (together with all unmatured Coupons and unexchanged Talons attached thereto). All Instruments purchased by or on behalf of the Issuer or any of its subsidiary undertakings may, at the option of the Issuer, be held, resold or surrendered together with all unmatured Coupons and all unexchanged Talons attached to them to a Paying Agent for cancellation. Any Instruments so purchased or otherwise acquired, for so long as they are held by the Issuer or any of its subsidiary undertakings, shall not entitle the holder to vote at any meeting of Instrumentholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of Instrumentholders or for the purposes of Condition 11. 6 Payments and Talons 6.1 Payments Payments of principal and interest in respect of Instruments will, subject as mentioned below, be made against presentation and surrender of the relevant, Instruments (in the case of all payments of principal and, in the case of interest, as specified in Condition 6.5.6) or Coupons (in the case of interest, save as specified in Condition 6.5.6), as the case may be, at the specified office of any Paying Agent outside the United States by a cheque payable in the currency in which such payment is due drawn on, or, at the option of the holder, by transfer to an account denominated in that currency with, a bank in the principal financial centre for that currency; provided that in the case of euro, the transfer shall be in a city in which banks have access to the TARGET System. 6.2 Payments in the United States Notwithstanding the above, if any Instruments are denominated in U.S. dollars, payments in respect of them may be made at the specified office of any Paying Agent in New York City in the same manner as specified above if (a) the Issuer shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Instruments in the manner provided above when due, (b) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (c) such payment is then permitted by United States law, without involving, in the opinion of the Issuer, any adverse tax consequence to the Issuer. 6.3 Payments subject to Fiscal Laws etc. Save as provided in Condition 7, payments will be subject in all cases to any applicable fiscal or other laws, regulations and directives in the place of payment and the Issuer will not be liable for any taxes or duties of whatever nature imposed or levied by such laws, regulations, directives or agreements. No commission or expenses shall be charged to the Instrumentholders or Couponholders in respect of such payments. 6.4 Appointment of Agents The Issuing and Paying Agent, the Paying Agents and the Calculation Agent initially appointed by the Issuer and their respective specified offices are listed below. The Issuing and Paying Agent, the Paying Agents and the Calculation Agent act solely as agents of the Issuer and do not assume any obligation or relationship of agency or trust for or with any holder. The Issuer reserves the right at any time with the approval of the Trustee to vary or terminate the appointment of the Issuing and Paying Agent, any other Paying Agent or the Calculation Agent and to appoint additional or other Paying Agents, provided that the Issuer shall at all times maintain (i) an Issuing and Paying Agent, (ii) a Paying Agent having a specified office in a continental European city, (iii) a Calculation Agent where the Conditions so require one, and (iv) so long as the Instruments are listed on any stock A39131566 87 exchange or admitted to listing by any other relevant authority, a Paying Agent having a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority. As used in these Conditions, the terms “Issuing and Paying Agent”, “Calculation Agent”, and “Paying Agent” include any additional or replacement Issuing and Paying Agent, Calculation Agent or Paying Agent appointed under this Condition. In addition, the Issuer shall forthwith appoint a Paying Agent in New York City in respect of any Instruments denominated in U.S. dollars in the circumstances described in Condition 6.2. Notice of any such change or any change of any specified office shall promptly be given to the Instrumentholders in accordance with Condition 14. 6.5 Unmatured Coupons and unexchanged Talons: 6.5.1 Upon the due date for redemption of any Instrument, unmatured Coupons relating to such Instrument (whether or not attached) shall become void and no payment shall be made in respect of them. 6.5.2 Upon the due date for redemption of any Instrument, any unexchanged Talon relating to such Instrument (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon. 6.5.3 Where any Instrument which provides that the relevant Coupons are to become void upon the due date for redemption of those Instruments is presented for redemption without all unmatured Coupons, and where any Instrument is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may require. 6.5.4 If the due date for redemption of any Instrument is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Instrument. Interest accrued on an Instrument that only bears interest after its Maturity Date shall be payable on redemption of that Instrument against presentation of that Instrument. 6.6 Non-business days If any date for payment in respect of any Instrument or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, “business day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in the relevant place of presentation, in such jurisdictions as shall be specified as “Financial Centres” in the relevant Final Terms and: (i) (in the case of a payment in a currency other than euro) where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which foreign exchange transactions may be carried on in the relevant currency in the principal financial centre of the country of such currency (which in the case of Australian dollars is Sydney); or (ii) (in the case of a payment in euro), which is a TARGET Business Day. 6.7 Talons On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Instrument, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Paying Agent in exchange for a further Coupon sheet (but excluding any Coupons which may have become void pursuant to Condition 8). A39131566 88

7 Taxation All payments of principal and interest by or on behalf of the Issuer in respect of the Instruments and the Coupons will be made without withholding or deduction for or on account of, any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the United Kingdom or any political sub- division of the United Kingdom or any authority in or of the United Kingdom having power to tax, unless such withholding or deduction is compelled by law. In that event, the Issuer will pay such additional amounts of principal and interest as will result in the receipt by the Instrumentholders or, as the case may be, the Couponholders of the amounts which would otherwise have been received by them in respect of the Instruments or Coupons had no withholding or deduction been made, except that no such additional amounts shall be payable in respect of any Instrument or Coupon presented for payment: (a) by or on behalf of a person who is liable to such taxes or duties in respect of such Instrument or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of such Instrument or Coupon; or (b) by or on behalf of a person who would not be liable or subject to such deduction or withholding by making a declaration of non-residence or other claim for exemption to a tax authority; or (c) more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to such additional amounts on presenting the same for payment on such thirtieth day. Notwithstanding any other provision of the Terms and Conditions or the Trust Deed, any amounts to be paid on the Instruments by or on behalf of the Issuer, will be paid net of any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement) (any such withholding or deduction, a “FATCA Withholding”). Neither the Issuer nor any other person will be required to pay any additional amounts in respect of FATCA Withholding. As used in these Conditions, “Relevant Date” in respect of any Instrument or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given to the Instrumentholders in accordance with Condition 14 that, upon further presentation of the Instrument or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (i) “principal” shall be deemed to include any premium payable in respect of the Instruments, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 5 or any amendment or supplement to it, (ii) “interest” shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 3 or any amendment or supplement to it or pursuant to Condition 6 or any amendment or supplement to it and (iii) “principal” and/or “interest” shall be deemed to include any additional amounts which may be payable under this Condition or any undertaking given in addition to or in substitution for it under the Trust Deed. 8 Prescription Instruments and Coupons (which, for this purpose, shall not include Talons) shall be prescribed and become void unless presented for payment within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them. A39131566 89

9 Events of Default If any of the following events (each an “Event of Default”) occurs and is continuing, the Trustee at its discretion may, and if so requested by the holders of at least one-quarter in nominal amount of the Instruments then outstanding or if so directed by an Extraordinary Resolution, shall (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction), give notice to the Issuer at its registered office that the Instruments are, and they shall accordingly immediately become due and repayable at their Redemption Amount together with accrued interest (if any) to the date of payment: (a) Non-Payment: there is default for more than 30 days in the payment of any principal or interest due in respect of the Instruments; or (b) Breach of Other Obligations: there is default in the performance or observance by the Issuer of any other obligation or provision under the Trust Deed or the Instruments (other than any obligation for the payment of any principal or interest in respect of the Instruments) which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not remedied within 90 days after notice of such default shall have been given to the Issuer by the Trustee; or (c) Winding-up: a resolution is passed, or a final order of a court in the United Kingdom is made and, where possible, not discharged or stayed within a period of 90 days, that the Issuer be wound up or dissolved; or (d) Enforcement Proceedings: attachment is made of the whole or substantially the whole of the assets or undertaking of the Issuer and such attachment is not released or cancelled within 90 days or an encumbrancer takes possession or an administrative or other receiver or similar officer is appointed of the whole or substantially the whole of the assets or undertaking of the Issuer or an administration or similar order is made in relation to the Issuer and such taking of possession, appointment or order is not released, discharged or cancelled within 90 days; or (e) Insolvency: the Issuer ceases to carry on all or substantially all of its business or is unable to pay its debts within the meaning of Section 123(1)(e) or Section 123(2) of the Insolvency Act 1986; or (f) Bankruptcy: the Issuer is adjudged bankrupt or insolvent by a court of competent jurisdiction in its country of incorporation, provided that in the case of paragraph (b) the Trustee shall have certified that in its opinion such event is materially prejudicial to the interests of the Instrumentholders. Any such notice by the Trustee to the Issuer shall specify the serial number(s) of the Instrument(s) concerned. 10 Enforcement The Trustee may, at its discretion and without further notice, institute such actions, steps or proceedings against the Issuer as it may think fit to enforce any obligation, condition or provision binding on the Issuer under the Instruments or under the Trust Deed, but shall not be bound to do so unless: (a) it has been so directed by an Extraordinary Resolution or in writing by the holders of at least one-quarter of the principal amount of the Instruments outstanding; and (b) it has been indemnified to its satisfaction. No Instrumentholder or Couponholder shall be entitled to institute such actions, steps or proceedings directly against the Issuer unless the Trustee, having become bound to proceed as specified above, fails or is unable to do so within 60 days and such failure or inability is continuing. A39131566 90

11 Meetings of Instrumentholders, Modifications and Substitution 11.1 Meetings of Instrumentholders The Trust Deed contains provisions for convening meetings of Instrumentholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution (as defined in the Trust Deed) of a modification of any of these Conditions or any provisions of the Trust Deed. An Extraordinary Resolution duly passed at any such meeting shall be binding on Instrumentholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders, except that any Extraordinary Resolution proposed, inter alia, (i) to amend the dates of maturity or redemption of the Instruments or any date for payment of interest on the Instruments, (ii) to reduce or cancel the nominal amount of, or any premium payable on redemption of, the Instruments, (iii) to reduce the rate or rates of interest in respect of the Instruments or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Instruments, (iv) if a Minimum and/or a Maximum Rate of Interest is shown on the face of the Instrument, to reduce any such Minimum and/or Maximum Rate of Interest, (v) to vary any method of calculating the Final Redemption Amount, the Early Redemption Amount or the Optional Redemption Amount, (vi) to take any steps that as specified in this Instrument may only be taken following approval by an Extraordinary Resolution to which the special quorum provisions apply or (vii) to modify the provisions concerning the quorum required at any meeting of Instrumentholders or the majority required to pass the Extraordinary Resolution will only be binding if passed at a meeting of the Instrumentholders (or at any adjournment of that meeting) at which a special quorum (as defined in the Trust Deed) is present. A resolution in writing signed by the holders of not less than 95 per cent. in nominal amount of the Instruments will be binding on all Instrumentholders and Couponholders. The Issuer may convene a meeting of Instrumentholders jointly with the holders of all other instruments issued pursuant to the Agency Agreement and not forming a single series with the Instruments to which meeting the provisions referred to above apply as if all such instruments formed part of the same series, provided that the proposals to be considered at such meeting affect the rights of the holders of the instruments of each series attending the meeting in identical respects (save insofar as the Conditions applicable to each such series are not identical). 11.2 Modification of the Trust Deed The Trustee may agree, without the consent of the Instrumentholders or Couponholders, to (i) any modification of any of the provisions of the Trust Deed that is of a formal, minor or technical nature or is made to correct a manifest error, and (ii) any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed that is in the opinion of the Trustee not materially prejudicial to the interests of the Instrumentholders. In addition, the Trustee shall be obliged to concur with the Issuer in using its reasonable endeavours to effect any Benchmark Amendments in the circumstances and as otherwise set out in Condition 3.10 without the consent or approval of the Instrumentholders and Couponholders. Any such modification, authorisation or waiver shall be binding on the Instrumentholders and the Couponholders and, if the Trustee so requires, such modification shall be notified to the Instrumentholders as soon as practicable. 11.3 Substitution The Trust Deed contains provisions permitting the Trustee to agree, subject to such amendment of the Trust Deed and such other conditions as the Trustee may require, but without the consent of the Instrumentholders or the Couponholders, to the substitution of a Successor in Business (as defined in the Trust Deed) or any subsidiary in place of the Issuer or of any previous substituted company, as principal debtor under the Trust Deed and the Instruments. In the case of such a substitution the Trustee may agree, without the consent of the Instrumentholders or the A39131566 91

Couponholders, to a change of the law governing the Instruments, the Coupons, the Talons and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Instrumentholders. 11.4 Entitlement of the Trustee In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Instrumentholders as a class and shall not have regard to the consequences of such exercise for individual Instrumentholders or Couponholders and the Trustee shall not be entitled to require, nor shall any Instrumentholder or Couponholder be entitled to claim, from the Issuer any indemnification or payment in respect of any tax consequence of any such exercise upon individual Instrumentholders or Couponholders. 12 Replacement of Instruments, Coupons and Talons If an Instrument, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, listing authority and stock exchange regulations, at the specified office of such other Paying Agent as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to Instrumentholders in accordance with Condition 14 on payment by the claimant of the fees and costs incurred in connection with that replacement and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Instrument, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Instruments, Coupons or further Coupons) and otherwise as the Issuer may require. Mutilated or defaced Instruments, Coupons or Talons must be surrendered before replacements will be issued. 13 Further Issues The Issuer may from time to time without the consent of the Instrumentholders or Couponholders create and issue further instruments having the same terms and conditions as the Instruments and so that such further issue shall be consolidated and form a single series with such Instruments. References in these Conditions to the Instruments include (unless the context requires otherwise) any other instruments issued pursuant to this Condition and forming a single series with the Instruments. Any such further instruments forming a single series with Instruments constituted by the Trust Deed or any deed supplemental to it shall, and any other instruments may (with the consent of the Trustee), be constituted by the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Instrumentholders and the holders of instruments of other series if the Trustee so decides. 14 Notices All notices to the Instrumentholders will be valid if published in a daily English language newspaper of general circulation in the United Kingdom (which is expected to be the Financial Times). If in the opinion of the Trustee any such publication is not practicable, notice shall be validly given if published in another leading daily English language newspaper with general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made, as provided above. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Instruments in accordance with this Condition. 15 Indemnification of Trustee The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from any obligation to take proceedings to enforce repayment unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the A39131566 92

Issuer or any of its subsidiary undertakings, parent undertakings, joint ventures or associated undertakings without accounting for any profit resulting from these transactions and to act as trustee for the holders of any other securities issued by the Issuer or any of its subsidiary undertakings, parent undertakings, joint ventures or associated undertakings. 16 Contracts (Rights of Third Parties) Act 1999 No person shall have any right to enforce any term or condition of the Instruments under the Contracts (Rights of Third Parties) Act 1999. 17 Governing Law and Jurisdiction (a) The Instruments and any non-contractual obligations arising out of or in connection with them shall be governed by, and construed in accordance with, English law. (b) The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising from or connected with the Instruments. (c) The Issuer agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary. (d) Nothing in this Condition 17 prevents the Trustee or any Instrumentholder from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Trustee or Instrumentholders may take concurrent Proceedings in any number of jurisdictions. A39131566 93

Schedule 2 Part C Form of Coupon On the front: NATIONAL GRID GAS plc Euro Medium Term Note Programme Series No. [●] [Title of issue] Coupon for [[set out amount due, if known]/the amount] due on [the Interest Payment Date falling in]* [●], [●]. [Coupon relating to the Instrument in the nominal amount of [●]]** This Coupon is payable to bearer (subject to the Conditions endorsed on the Instrument to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Instrument) at the specified offices of the Issuing and Paying Agent and the Paying Agents set out on the reverse of this Coupon (or any other Issuing and Paying Agent or further or other Paying Agents or specified offices duly appointed or nominated and notified to the Instrumentholders). [If the Instrument to which this Coupon relates shall have become due and payable before the maturity date of this Coupon, this Coupon shall become void and no payment shall be made in respect of it.]*** ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. NATIONAL GRID GAS plc By: Authorised Signatory [Cp. No.] [Denomination] [ISIN] [Series] [Certif. No.] * [Only necessary where Interest Payment Dates are subject to adjustment in accordance with a Business Day Convention, otherwise the particular Interest Payment Date should be specified.] ** [Only required for Coupons relating to Floating Rate or Index Linked Interest Instruments that are issued in more than one denomination.] *** [Delete if Coupons are not to become void upon early redemption of Instrument.] A39131566 94

On the back: ISSUING AND PAYING AGENT The Bank of New York Mellon One Canada Square London E14 5AL PAYING AGENT KBL European Private Bankers S.A. 43 Boulevard Royal L-2955 Luxembourg A39131566 95

Schedule 2 Part D Form of Talon On the front: NATIONAL GRID GAS plc Euro Medium Term Note Programme Series No. [●] [Title of issue] Talon for further Coupons falling due on [the Interest Payment Dates falling in]* [●] [●]. [Talon relating to the Instrument in the nominal amount of [●]]** After all the Coupons relating to the Instrument to which this Talon relates have matured, further Coupons (including if appropriate a Talon for further Coupons) shall be issued at the specified office of the Issuing and Paying Agent set out on the reverse of this Talon (or any other Issuing and Paying Agent or specified office duly appointed or nominated and notified to the Instrumentholders) upon production and surrender of this Talon. If the Instrument to which this Talon relates shall have become due and payable before the original due date for exchange of this Talon, this Talon shall become void and no exchange shall be made in respect of it. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. NATIONAL GRID GAS plc By: Authorised Signatory [Talon No.] [ISIN] [Series] [Certif. No.] * [The maturity dates of the relevant Coupons should be set out if known, otherwise reference should be made to the months and years in which the Interest Payment Dates fall due.] ** [Only required where the Series comprises Instruments of more than one denomination.] A39131566 96

On the back: ISSUING AND PAYING AGENT The Bank of New York Mellon One Canada Square London E14 5AL PAYING AGENT KBL European Private Bankers S.A. 43 Boulevard Royal L-2955 Luxembourg A39131566 97

Schedule 3 Provisions for Meetings of Instrumentholders Interpretation 1 In this Schedule: 1.1 references to a meeting are to a meeting of Instrumentholders of a single series of Instruments and include, unless the context otherwise requires, any adjournment; 1.2 references to “Instruments” and “Instrumentholders” are only to the Instruments of the Series in respect of which a meeting has been, or is to be, called, and to the holders of these Instruments, respectively; 1.3 “agent” means a holder of a voting certificate or a proxy for, or representative of, an Instrumentholder; 1.4 “Alternative Clearing System” means any clearing system (including without limitation The Depositary Trust Company (“DTC”)) other than Euroclear or Clearstream, Luxembourg; 1.5 “block voting instruction” means an instruction issued in accordance with paragraphs 9 to 15; 1.6 “Electronic Consent” has the meaning set out in paragraph 31; 1.7 “Extraordinary Resolution” means a resolution passed (a) at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent. of the votes cast, (b) by a Written Resolution or (c) by an Electronic Consent; 1.8 “voting certificate” means a certificate issued in accordance with paragraphs 6 to 8; 1.9 “Written Resolution” means a resolution in writing signed by the holders of not less than 95 per cent. in nominal amount of the Bonds outstanding; 1.10 references to persons representing a proportion of the Instruments are to Instrumentholders or agents holding or representing in the aggregate at least that proportion in nominal amount of the Instruments for the time being outstanding; and 1.11 where Instruments are held in Euroclear or Clearstream, Luxembourg or an Alternative Clearing System, references herein to the deposit or release or surrender of Instruments shall be construed in accordance with the usual practices (including in relation to the blocking of the relevant account) of Euroclear or Clearstream, Luxembourg or such Alternative Clearing System. Powers of meetings 2 A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution: 2.1 to sanction any proposal by the Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Instrumentholders and/or the Couponholders against the Issuer whether or not those rights arise under this Trust Deed; A39131566 98

2.2 to sanction the exchange or substitution for the Instruments of, or the conversion of the Instruments into, shares, bonds or other obligations or securities of the Issuer or any other entity; 2.3 to assent to any modification of this Trust Deed, the Instruments, the Talons or the Coupons proposed by the Issuer or the Trustee; 2.4 to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution; 2.5 to give any authority, direction or sanction required to be given by Extraordinary Resolution; 2.6 to appoint any persons (whether Instrumentholders or not) as a committee or committees to represent the Instrumentholders’ interests and to confer on them any powers or discretions which the Instrumentholders could themselves exercise by Extraordinary Resolution; 2.7 to approve a proposed new Trustee and to remove a Trustee; 2.8 to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed; and 2.9 to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Instruments, the Talons or the Coupons, provided that the special quorum provisions in paragraph 20 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub- paragraph 2.2 or 2.7, any of the proposals listed in Condition 11.1 or any amendment to this proviso. Convening a meeting 3 The Issuer or the Trustee may at any time convene a meeting. If it receives a written request by Instrumentholders holding at least 10 per cent. in nominal amount of the Instruments of any Series for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Trustee shall convene a meeting of the Instrumentholders of that Series. Every meeting shall be held at a time and place approved by the Trustee. 4 At least 21 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the meeting) shall be given to the Instrumentholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Instrumentholders may appoint proxies or representatives, obtain voting certificates and use block voting instructions and the details of the time limits applicable. Cancellation of meeting 5 A meeting that has been validly convened in accordance with paragraph 3 above, may be cancelled by the person who convened such meeting by giving at least 5 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the meeting) to the Instrumentholders (with a copy to the Trustee where such meeting was A39131566 99 convened by the Issuer or to the Issuer where such meeting was convened by the Trustee). Any meeting cancelled in accordance with this paragraph 5 shall be deemed not to have been convened. Arrangements for voting on Instruments (whether in definitive form or represented by a Global Instrument and whether held within or outside a Clearing System) – Voting Certificates 6 If a holder of an Instrument wishes to obtain a voting certificate in respect of it for a meeting, he must deposit such Instrument for that purpose at least 48 hours before the time fixed for the meeting with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose. The Paying Agent shall then issue a voting certificate in respect of it. 7 A voting certificate shall: 7.1 be a document in the English language; 7.2 be dated; 7.3 specify the meeting concerned and the serial numbers of the Instruments deposited; 7.4 entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Instruments; and 7.5 specify details of evidence of the identity of the bearer of such voting certificate. 8 Once a Paying Agent has issued a voting certificate for a meeting in respect of an Instrument, it shall not release the Instrument until either: 8.1 the meeting has been concluded; or 8.2 the voting certificate has been surrendered to the Paying Agent. Arrangements for voting on Instruments (whether in definitive form or represented by a Global Instrument and whether held within or outside a Clearing System) – Block Voting Instructions 9 If a holder of an Instrument wishes the votes attributable to it to be included in a block voting instruction for a meeting, then, at least 48 hours before the time fixed for the meeting, (i) he must deposit the Instrument for that purpose with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose and (ii) he or a duly authorised person on his behalf must direct the Paying Agent how those votes are to be cast. The Paying Agent shall issue a block voting instruction in respect of the votes attributable to all Instruments so deposited. 10 A block voting instruction shall: 10.1 be a document in the English language; 10.2 be dated; 10.3 specify the meeting concerned; 10.4 list the total number and serial numbers of the Instruments deposited, distinguishing with regard to each resolution between those voting for and those voting against it; A39131566 100

10.5 certify that such list is in accordance with Instruments deposited and directions received as provided in paragraphs 9, 12 and 15; and 10.6 appoint one or more named person (a “proxy”) to vote at that meeting in respect of those Instruments and in accordance with that list. A proxy need not be an Instrumentholder. 11 Once a Paying Agent has issued a block voting instruction for a meeting in respect of the votes attributable to any Instruments: 11.1 it shall not release the Instruments, except as provided in paragraph 12, until the meeting has been concluded; and 11.2 the directions to which it gives effect may not be revoked or altered during the 48 hours before the time fixed for the meeting. 12 If the receipt for an Instrument deposited with or to the order of a Paying Agent in accordance with paragraph 9 is surrendered to the Paying Agent at least 48 hours before the time fixed for the meeting, the Paying Agent shall release the Instrument and exclude the votes attributable to it from the block voting instruction. 13 Each block voting instruction shall be deposited at least 24 hours before the time fixed for the meeting at such place as the Trustee shall designate or approve, and in default the block voting instruction shall not be valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. If the Trustee requires, a certified copy of each block voting instruction shall be produced by the proxy at the meeting but the Trustee need not investigate or be concerned with the validity of the proxy’s appointment. 14 A vote cast in accordance with a block voting instruction shall be valid even if it or any of the Instrumentholders’ instructions pursuant to which it was executed has previously been revoked or amended, unless written intimation of such revocation or amendment is received from the relevant Paying Agent by the Issuer or the Trustee at its registered office or by the chairman of the meeting in each case at least 24 hours before the time fixed for the meeting. 15 No Instrument may be deposited with or to the order of a Paying Agent at the same time for the purposes of both paragraph 6 and paragraph 9 for the same meeting. Chairman 16 The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Instrumentholders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. 17 The chairman need not be an Instrumentholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting. Attendance 18 The following may attend and speak at a meeting: 18.1 Instrumentholders and agents; 18.2 the chairman; A39131566 101

18.3 the Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers; and 18.4 the Dealers and their advisers. No one else may attend or speak. Quorum and Adjournment 19 No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Instrumentholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved. 20 Two or more Instrumentholders or agents present in person shall be a quorum: 20.1 in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Instruments which they represent; 20.2 in any other case, only if they represent the proportion of the Instruments shown by the table below. COLUMN 1 COLUMN 2 COLUMN 3 Purpose of meeting Any meeting except one Meeting previously referred to in column 3 adjourned through want of a quorum Required proportion Required proportion To pass a special quorum Two thirds One third resolution To pass any other A clear majority No minimum proportion Extraordinary Resolution Any other purpose 10 per cent. No minimum proportion 21 The chairman, may with the consent of (and shall if directed by) a meeting, adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 18. 22 At least 10 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the adjourned meeting) of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. However, no notice need otherwise be given of an adjourned meeting. Voting 23 Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Issuer, the Trustee or one or more persons holding one or more Instruments A39131566 102 or voting certificates, in each case, representing not less than two per cent. of the Instruments. 24 Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it. 25 If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded. 26 A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once. 27 On a show of hands every person who is present in person and who produces an Instrument or a voting certificate or is a proxy or representative has one vote. On a poll every such person has one vote in respect of each nominal amount integral currency unit of the specified currency of such Series of Instruments so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way. 28 In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have. Effect and Publication of an Extraordinary Resolution 29 An Extraordinary Resolution shall be binding on all the Instrumentholders, whether or not present at the meeting, and on all the Couponholders and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Instrumentholders within 14 days but failure to do so shall not invalidate the resolution. Minutes 30 Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted. Written Resolution and Electronic Consent 31 Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Instrumentholders. For so long as the Instruments are in the form of a Global Instrument held on behalf of one or more of Euroclear, Clearstream, Luxembourg or Alternative Clearing System, then, in respect of any resolution proposed by the Issuer or the Trustee: A39131566 103

31.1 Electronic Consent: where the terms of the resolution proposed by the Issuer or the Trustee (as the case may be) have been notified to the Instrumentholders through the relevant Clearing System(s) as provided in sub-paragraphs (i) and/or (ii) below, each of the Issuer and the Trustee shall be entitled to rely upon approval of such resolution given by way of electronic consents communicated through the electronic communications systems of the relevant Clearing System(s) to the Principal Paying Agent or another specified agent in accordance with their operating rules and procedures by or on behalf of the holders of not less than 95 per cent. in nominal amount of the Instruments outstanding (the “Required Proportion”) (“Electronic Consent”) by close of business on the Relevant Date. The Principal Paying Agent shall confirm the result of voting on any Electronic Consent in writing to the Issuer and the Trustee (in a form satisfactory to the Trustee), specifying (as of the Relevant Date): (i) the outstanding principal amount of the Instruments and (ii) the outstanding principal amount of the Instruments in respect of which consent to the resolution has been given in accordance with this provision. The Issuer and the Trustee may act without further enquiry on any such confirmation from the Principal Paying Agent and shall have no liability or responsibility to anyone as a result of such reliance or action. The Trustee shall not be bound to act on any Electronic Consent in the absence of such a confirmation from the Principal Paying agent in a form satisfactory to it. Any resolution passed in such manner shall be binding on all Instrumentholders and Couponholders, even if the relevant consent or instruction proves to be defective. The Issuer shall not be liable or responsible to anyone for such reliance: (i) When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 14 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day on which affirmative consents will be counted) shall be given to the Instrumentholders through the relevant Clearing System(s). The notice shall specify, in sufficient detail to enable Instrumentholders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, where applicable, blocking of their accounts in the relevant clearing system(s)) and the time and date (the “Relevant Date”) by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant Clearing System(s). (ii) If, on the Relevant Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall be deemed to be defeated. Such determination shall be notified in writing to the other party or parties to the Trust Deed by the Principal Paying Agent. Alternatively, the party proposing such resolution (the “Proposer”) may give a further notice to Instrumentholders in accordance with (i) above that the resolution will be proposed again. Such notice must inform Instrumentholders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (a) above. For the purpose of such further notice, references to “Relevant Date” shall be construed accordingly. For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the Issuer or the Trustee which is not then the subject of a meeting that has been validly convened in accordance with paragraph 3 above, unless that meeting is or shall be cancelled or dissolved; and A39131566 104

31.2 Written Resolution: where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer and/or the Trustee, as the case may be, (a) by accountholders in the clearing system(s) with entitlements to such Global Instruments and/or, (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear, Clearstream, Luxembourg or any other relevant alternative clearing system and, in the case of (b) above, the relevant Clearing Systems and the accountholder identified by the relevant Clearing Systems for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Instrumentholders and Couponholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant Clearing Systems in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Instruments is clearly identified together with the amount of such holding. Neither the Issuer, nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic. A Written Resolution or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Instrumentholders and holders of Coupons and Talons, whether or not they participated in such Written Resolution and/or Electronic Consent. Trustee’s Power to Prescribe Regulations 32 Subject to all other provisions in this Trust Deed the Trustee may without the consent of the Instrumentholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so. 33 The holder of a Global Instrument shall (unless such Global Instrument represents only one Instrument) be treated as two persons for the purposes of any quorum requirements of a meeting of Instrumentholders. 34 The above provisions of this Schedule shall have effect subject to the following provisions: 34.1 Meetings of Instrumentholders of separate Series will normally be held separately. However, the Trustee may from time to time determine that meetings of Instrumentholders of separate Series shall be held together. 34.2 A resolution that in the opinion of the Trustee affects one Series alone shall be deemed to have been duly passed if passed at a separate meeting of the Instrumentholders of the Series concerned. A39131566 105

34.3 A resolution that in the opinion of the Trustee affects the Instrumentholders of more than one Series but does not give rise to a conflict of interest between the Instrumentholders of the different Series concerned shall be deemed to have been duly passed if passed at a single meeting of the Instrumentholders of the relevant Series provided that for the purposes of determining the votes an Instrumentholder is entitled to cast pursuant to paragraph 25, each Instrumentholder shall have one vote in respect of each euro 1.00 nominal amount of Instruments held, converted, if such Instruments are not denominated in euro, in accordance with Clause 8.13 (Currency Conversion). 34.4 A resolution that in the opinion of the Trustee affects the Instrumentholders of more than one Series and gives or may give rise to a conflict of interest between the Instrumentholders of the different Series concerned shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the Instrumentholders of the relevant Series. 34.5 To all such meetings as previously set out all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Instruments and to Instrumentholders were references to the Instruments and Instrumentholders of the Series concerned. A39131566 106

This Trust Deed is delivered on the date stated at the beginning. @9 EXECUTED AS A DEED BY AFFIXING THE COMMON SEAL of NATIONAL GRID GAS plc AS ISSUER in the presence of: 1?%7o_ta3fC. /(46-t-11 EXECUTED AS A DEED BY AFFIXING THE COMMON SEAL of THE LAW DEBENTURE TRUST CORPORATION p.l.c. AS TRUSTEE } in the presence of: A39131566 107